SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
[Amendment No. __]

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IntraBiotics Pharmaceuticals, Inc.

(Name of Registrant as Specified in Its Charter)

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INTRABIOTICS PHARMACEUTICALS, INC.

P.O. Box 1720
Mountain View, CA 94042

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on April 3, 2003

To the Stockholders of IntraBiotics Pharmaceuticals, Inc.:

      NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of IntraBiotics Pharmaceuticals, Inc., a Delaware corporation (the “Company”), will be held on Thursday, April 3, 2003 at 8:00 a.m. local time at the offices of Cooley Godward LLP, located at 3175 Hanover Street, Palo Alto, California 94304, for the following purposes:

1. To approve amendments to the Company’s amended and restated certificate of incorporation to effect a reverse stock split of the Company’s Common Stock, pursuant to which any whole number of outstanding shares between, and including, eight and twelve would be combined into one share of Common Stock and to authorize the Company’s Board of Directors to select and file one such amendment.

2. To approve and ratify the sale and issuance, in a private placement, of up to 350 shares of Series A Convertible Preferred Stock (the “Series A Stock”), and warrants to purchase approximately such number of shares of Common Stock equal to 50% of the aggregate purchase price for the Series A Stock divided by the effective conversion price of the Series A Stock.

3. To approve an amendment to the Company’s 2000 Equity Incentive Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 1,900,000 shares, and to increase the maximum number of shares that may be granted to any individual in any calendar year.

4. To approve an amendment to the Company’s certificate of incorporation to increase the authorized number of shares of Common Stock from 70,000,000 to 100,000,000 shares.

5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      The Board of Directors has fixed the close of business on February 25, 2003, as the record date for the determination of stockholders entitled to notice of and to vote at this Special Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

ROBERT L. JONES
Secretary

Mountain View, California

March 3, 2003

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, OR YOU MAY VOTE YOUR SHARES ON THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY. IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE, YOU MAY BE ABLE TO VOTE ON THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS PROVIDED WITH YOUR VOTING FORM. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS
INFORMATION CONCERNING SOLICITATION AND VOTING
General
Solicitation
Voting Rights and Outstanding Shares
Voting Via the Internet or By Telephone
For Shares Registered in the Name of a Broker or Bank
General Information for All Shares Voted Via the Internet or By Telephone
Revocability of Proxies
Stockholder Proposals
Inquiries
PROPOSAL 1 AMENDMENTS TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT
Overview
Reasons for the Reverse Stock Split
Board Discretion to Implement the Reverse Stock Split
Effects of the Reverse Stock Split
Effective Date
Payment for Fractional Shares
Exchange of Stock Certificates
Accounting Consequences
No Appraisal Rights
Material Federal U.S. Income Tax Consequences of the Reverse Stock Split
Required Vote
The Board of Directors Recommends a Vote in Favor of Proposal 1.
PROPOSAL 2 APPROVAL AND RATIFICATION OF THE PRIVATE PLACEMENT PROPOSAL
Overview
Reasons for Stockholder Approval
Reasons for the Proposed Private Placement
Summary of Terms
Purchase Agreements
Terms of the Series A Stock
Terms of the Warrants
Stockholder Agreements
Impact of the Private Placement on Existing Stockholders
Relationship of the Investors to Company
Required Vote
The Board of Directors Recommends a Vote in Favor of Proposal 2.
PROPOSAL 3 APPROVAL OF THE AMENDMENT TO THE 2000 EQUITY INCENTIVE PLAN
Required Vote
The Board of Directors Recommends a Vote in Favor of Proposal 3.
General
Purpose
Administration
Stock Subject to the Incentive Plan
Eligibility
Terms of Options
Restrictions on Transfer
Terms of Stock Bonuses and Purchases of Restricted Stock
Adjustment Provisions
Effect of Certain Corporate Transactions
Duration, Amendment and Termination
Federal Income Tax Information
NEW PLAN BENEFITS
2000 EQUITY INCENTIVE PLAN
EQUITY COMPENSATION PLAN INFORMATION
ADDITIONAL EQUITY INCENTIVE PLANS
Amended and Restated 1995 Stock Option Plan
2000 Employee Stock Purchase Plan
2002 Non-Officer Equity Incentive Plan
Options Granted to Ms. LaPorte and Dr. Mario
PROPOSAL 4 APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
Required Vote
The Board of Directors Recommends A Vote in Favor of Proposal 4.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
Compensation of Directors
Compensation of Executive Officers
Summary Compensation Table
Stock Option Grants and Exercises
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
EMPLOYMENT, SEVERANCE AND CHANGE IN CONTROL AGREEMENTS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
General Compensation Policy
Factors
Base Salary
Long-Term Incentive Compensation
Compensation of Chief Executive Officer
Compliance with Internal Revenue Code Section 162(m)
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PERFORMANCE MEASUREMENT COMPARISON
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS

INTRABIOTICS PHARMACEUTICALS, INC.

P.O. Box 1720
Mountain View, CA 94042

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

April 3, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

General

      The enclosed proxy is solicited on behalf of the Board of Directors of IntraBiotics Pharmaceuticals, Inc., a Delaware corporation (“IntraBiotics” or the “Company”), for use at the Special Meeting of Stockholders to be held on Thursday, April 3, 2003, at 8:00 a.m. local time (the “Special Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting. The Special Meeting will be held at the offices of Cooley Godward LLP, located at 3175 Hanover Street, Palo Alto, California 94304. The Company intends to mail this proxy statement and accompanying proxy card on or about March 3, 2003 to all stockholders entitled to vote at the Special Meeting.

Solicitation

      The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or at the Company’s request, by Georgeson Shareholder Communications, a professional proxy solicitor. No additional compensation will be paid to directors, officers or other regular employees for such services, but Georgeson Shareholder Communications will be paid its customary fee, estimated to be $12,500 plus reasonable approved out-of-pocket expenses, for its solicitation services.

Voting Rights and Outstanding Shares

      Only holders of record of Common Stock at the close of business on February 25, 2003 will be entitled to notice of and to vote at the Special Meeting. At the close of business on February 25, 2003 the Company had outstanding and entitled to vote 39,231,351 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Special Meeting.

      A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes. (A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions).) Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal except Proposal 1 and Proposal 4. For Proposal 1 and Proposal 4, broker non-votes will have the same effect as “Against” votes.

Voting Via the Internet or By Telephone

      Stockholders may grant a proxy to vote their shares by means of the telephone or on the Internet. The law of Delaware, under which the Company is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspectors of election can determine that such proxy was authorized by the stockholder.

      The telephone and Internet voting procedures below are designed to authenticate stockholders’ identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders’ instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

For Shares Registered in the Name of a Broker or Bank

      Most beneficial owners whose stock is held in street name receive instruction for granting proxies from their banks, brokers or other agents, rather than the Company’s proxy card.

      A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ web site at http://www.proxyvote.com.

General Information for All Shares Voted Via the Internet or By Telephone

      Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time on April 2, 2003. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Special Meeting.

Revocability of Proxies

      Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive office, P.O. Box 1720, Mountain View, California 94042, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

      The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2003 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission was December 26, 2002. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so not later than the close of business on March 7, 2003, nor earlier than the close of business on February 6, 2003. Stockholders are also advised to review the Company’s Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

Inquiries

      Stockholders may direct any questions regarding solicitation and voting to Georgeson Shareholder Communications by calling (866) 216-0457.

PROPOSAL 1

AMENDMENTS TO AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

Overview

      The Board of Directors of the Company (the “Board”) has unanimously approved proposed amendments to the Company’s certificate of incorporation to effect a reverse stock split of all outstanding shares of the Company’s Common Stock at an exchange ratio ranging from one-to-eight to one-to-twelve. The Board has recommended that these proposed amendments be presented to the stockholders of the Company for approval. You are now being asked to vote upon these amendments to the Company’s certificate of incorporation to effect this reverse stock split whereby a number of outstanding shares of Common Stock between and including eight and twelve, such number consisting only of whole shares, will be combined into one share of Common Stock. Upon receiving stockholder approval, the Board will have the sole discretion pursuant to Section 242(c) of the Delaware General Corporation Law to elect, as it determines to be in the best interests of IntraBiotics and its stockholders, whether or not to effect a reverse stock split, and if so, the number of shares of Common Stock between and including eight and twelve which will be combined into one share of Common Stock, at any time before the first anniversary of this special meeting of stockholders. The Board believes that stockholder approval of these amendments granting the Board this discretion, rather than approval of a specified exchange ratio, provides the Board with maximum flexibility to react to then-current market conditions and, therefore, is in the best interests of IntraBiotics and its stockholders.

      The text of the forms of proposed amendments to the Company’s certificate of incorporation is attached to this proxy statement as Appendix A. By approving these amendments, stockholders will approve a series of amendments to the certificate of incorporation pursuant to which any whole number of outstanding shares between and including eight and twelve would be combined into one share of Common Stock, and authorize the Board to file only one such amendment, as determined by the Board in the manner described herein, and to abandon each amendment not selected by the Board. The Board may also elect not to do any reverse split.

      If approved by the stockholders, and following such approval the Board determines that effecting a reverse stock split is in the best interests of IntraBiotics and its stockholders, the reverse stock split will become effective upon filing one such amendment with the Secretary of State of the State of Delaware. The amendment filed thereby will contain the number of shares selected by the Board within the limits set forth in this proposal to be combined into one share of Common Stock.

      If the Board elects to effect a reverse stock split following stockholder approval, the number of issued and outstanding shares of Common Stock would be reduced in accordance with an exchange ratio determined by the Board within the limits set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of outstanding Common Stock immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split. Currently, IntraBiotics is authorized to issue up to a total of 75,000,000 shares of capital stock, consisting of 5,000,000 shares of Preferred Stock and 70,000,000 shares of Common Stock. This amendment would not change the number of total authorized shares of our capital stock. Thus, immediately following the reverse stock split, the total number of authorized shares of capital stock would remain at 75,000,000, consisting of 5,000,000 shares of Preferred Stock and 70,000,000 shares of Common Stock. Subject to approval by the Company’s stockholders at this meeting, in the event the reverse stock split is not approved, the Board may elect to increase the authorized number of shares of Common Stock as described in Proposal 4. The par value of the Preferred Stock and Common Stock would remain unchanged at $0.001 per share.

      In addition to the 39,225,824 shares of Common Stock outstanding at December 31, 2002, the Board has reserved 12,867,376 shares for issuance upon exercise of options and rights granted under the Company’s stock option and stock purchase plans (including the increases subsequently approved by the Board and/or subject to stockholder approval as described in Proposal 3), and up to approximately 750,000 shares of Common Stock which may be issued upon exercise of warrants. In addition, on February 5, 2003, the Company entered into agreements to issue shares of Series A Convertible Preferred Stock, convertible into the Company’s Common Stock, and Warrants to purchase Common Stock to certain investors in a private placement, subject to approval of the Company’s stockholders at this meeting, as described in Proposal 2. Except as described above, at present the Board has no other plans to issue the additional shares of Common Stock.

Reasons for the Reverse Stock Split

      The Board believes that a reverse stock split may be desirable for a number of reasons. First, the Board believes that a reverse stock split may allow the Company to avoid having the Common Stock delisted from the Nasdaq National Market. Second, the Board believes that a reverse stock split could improve the marketability and liquidity of the Common Stock.

      The Common Stock is quoted on the Nasdaq National Market. In order for the Common Stock to continue to be quoted on the Nasdaq National Market, the Company must satisfy certain listing maintenance standards established by Nasdaq. Among other things, if the closing bid price of the Common Stock is under $1.00 per share for 30 consecutive trading days and does not thereafter reach $1.00 per share or higher for a minimum of ten consecutive trading days during the 90 calendar days following notification by Nasdaq, Nasdaq may delist the Common Stock from trading on the Nasdaq National Market. If the Common Stock were to be delisted, and the Common Stock does not qualify for trading on the Nasdaq SmallCap Market, the Common Stock would trade on the OTC Bulletin Board or in the “pink sheets” maintained by the National Quotation Bureau, Inc. Such alternative markets are generally considered to be less efficient than, and not as broad as, the Nasdaq National Market.

      On November 12, 2002, the Company received a letter from Nasdaq advising that the Common Stock had not met Nasdaq’s minimum bid price requirement for 30 consecutive trading days and that, if the Company was unable to demonstrate compliance with this requirement during the 90 calendar days ending February 10, 2003, the Common Stock would be delisted at that time. While Nasdaq has proposed an extension for its current grace periods and compliance for the minimum bid price requirement, it is unknown whether these rules will be adopted or the extended grace periods would be sufficient for the Company to regain compliance.

      The Board expects that a reverse stock split of the Common Stock will increase the market price of the Common Stock so that the Company is able to maintain compliance with the Nasdaq minimum bid price listing standard. However, the effect of a reverse split upon the market price of the Common Stock cannot be predicted with any certainty, and the history of similar stock split combinations for companies in like circumstances is varied. It is possible that the per share price of the Common Stock after the reverse split will not rise in proportion to the reduction in the number of shares of the Common Stock outstanding resulting from the reverse stock split, and there can be no assurance that the market price per post-reverse split share will either exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time. The market price of the Common Stock may vary based on other factors which are unrelated to the number of shares outstanding, including the Company’s future performance. In addition, there can be no assurance that the Common Stock will not be delisted due to a failure to meet other continued listing requirements even if the market price per post-reverse split share of the Common Stock remains in excess of $1.00. Notwithstanding the foregoing, the Board believes that the proposed reverse stock split, when implemented within the proposed exchange ratio range, will result in the market price of the Common Stock rising to the level necessary to satisfy the $1.00 minimum bid price requirement.

      The Board also believes that the increased market price of the Common Stock expected as a result of implementing a reverse stock split will improve the marketability and liquidity of the Common Stock and will encourage interest and trading in the Common Stock. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of the Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted that the liquidity of the Common Stock may be adversely affected by the proposed reverse split given the reduced number of shares that would be outstanding after the reverse stock split. The Board anticipates, however, that the expected higher market price will reduce, to some extent, the negative effects on the liquidity and marketability of the Common Stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

      The Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended.

Board Discretion to Implement the Reverse Stock Split

      If the reverse stock split is approved by the Company’s stockholders, it will be effected, if at all, only upon a determination by the Board that a reverse stock split (with an exchange ratio determined by the Board as described above) is in the best interests of IntraBiotics and its stockholders. Such determination shall be based upon certain factors, including meeting the listing requirements for the Nasdaq National Market, existing and expected marketability and liquidity of the Common Stock, prevailing market conditions and the likely effect on the market price of the Common Stock. In addition, the reverse stock split is a condition to closing the private placement of Series A Convertible Preferred Stock and Warrants to purchase Common Stock to certain investors as described in Proposal 2. In the event the Board determines not to proceed with the reverse stock split, the Company may be unable to complete the private placement. If the Board determines to effect the reverse stock split, the Board will consider certain factors in selecting the specific exchange ratio, including the overall market conditions at the time and the recent trading history of the Common Stock.

      Notwithstanding approval of the reverse stock split by the stockholders, the Board may, in its sole discretion, abandon all of the proposed amendments and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect the reverse stock split prior to the one year anniversary of this special meeting of stockholders, as permitted under Section 242(c) of the Delaware General Corporation Law. If the Board fails to implement any of the amendments prior to the one year anniversary of this special meeting of stockholders, stockholder approval again would be required prior to implementing any reverse stock split.

Effects of the Reverse Stock Split

      After the effective date of the proposed reverse stock split, each stockholder will own a reduced number of shares of the Common Stock. However, the proposed reverse stock split will affect all of the Company’s stockholders uniformly and will not affect any stockholder’s percentage ownership interests, except to the extent that the reverse split results in any of the stockholders owning a fractional share as described below. Proportionate voting rights and other rights and preferences of the holders of Common Stock will not be affected by the proposed reverse stock split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of Common Stock immediately prior to reverse stock split would continue to hold 2% of the voting power of the outstanding shares of Common Stock immediately after the reverse stock split. The number of stockholders of record will not be affected by the proposed reverse stock split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the proposed reverse stock split).

      The following table reflects the approximate number of shares of our Common Stock that would be outstanding as a result of each proposed reverse stock split based on 39,225,824 shares of our Common Stock outstanding as of December 31, 2002, without accounting for fractional shares which will be cancelled and paid for in cash:

		Approximate Shares of
	Approximate Shares of	Common Stock to be Authorized
Proposed Reverse Stock Split Ratio	Common Stock to be Outstanding	but Unissued*

one-for-eight	4,903,228	65,096,772
one-for-ten	3,922,582	66,077,418
one-for-twelve	3,268,818	66,731,182

*	Depending upon the reverse stock split ratio, up to approximately 1,700,000 shares will be reserved for issuance pursuant to outstanding options or warrants and for future issuances under the Company’s equity incentive plans. Other than as described in Proposals 2 and 3, the Company has no current plans to issue the additional available shares of its Common Stock.

      Although the proposed reverse stock split will not affect the rights of stockholders or any stockholder’s proportionate equity interest in IntraBiotics (subject to the treatment of fractional shares), the number of authorized shares of Common Stock will not be reduced. This will increase significantly the ability of the Board to issue authorized and unissued shares without further stockholder action. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock. The effective increase in the number of authorized but unissued shares of Common Stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company’s certificate of incorporation or bylaws.

      The proposed reverse stock split will reduce the number of shares of Common Stock available for issuance under the Company’s 2000 Equity Incentive Plan (including the increase in the number of shares reserved under this plan as more fully described in Proposal 3, below), 2000 Employee Stock Purchase Plan, 2002 Non-Officer Equity Incentive Plan and Amended and Restated 1995 Stock Option Plan in proportion to the exchange ratio selected by the Board within the limits set forth in this proposal. There are also certain outstanding stock options and warrants to purchase shares of Common Stock. Under the terms of the outstanding stock options and warrants, the proposed reverse stock split will effect a reduction in the number of shares of Common Stock issuable upon exercise of such stock options and warrants in proportion to the exchange ratio of the reverse stock split and will effect a proportionate increase in the exercise price of such outstanding stock options and warrants. None of the rights currently accruing to holders of our Common Stock, options or warrants would be affected by the reverse stock split.

      If the proposed reverse stock split is implemented, it will increase the number of stockholders of IntraBiotics who own “odd lots” of less than 100 shares of Common Stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of Common Stock.

      The Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect the registration of the Common Stock under the Exchange Act. If the proposed reverse stock split is implemented, the Common Stock will continue to be reported on the Nasdaq National Market under the symbol “IBPI” (although Nasdaq would likely add the letter “D” to the end of the trading symbol for a period of 20 trading days to indicate that the reverse stock split has occurred).

Effective Date

      The proposed reverse stock split would become effective as of 5:00 p.m. Eastern time on the date of filing of a certificate of amendment to the Company’s certificate of incorporation with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, on the effective date, shares of Common Stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of Common Stock in accordance with reverse stock split ratio determined by the Board within the limits set forth in this proposal.

Payment for Fractional Shares

      No fractional shares of Common Stock will be issued as a result of the proposed reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares, upon surrender to the exchange agent of such certificates representing such fractional shares, will be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the closing sales price of the Common Stock on the effective date as reported on the Nasdaq National Market by (ii) the number of shares of Common Stock held by such stockholder that would otherwise have been exchanged for such fractional share interest.

Exchange of Stock Certificates

      As soon as practicable after the effective date, stockholders will be notified that the reverse split has been effected. The Company’s transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Such person is referred to as the “exchange agent.” Holders of pre-reverse split shares will be asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the Company. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Stockholders should not destroy any stock certificate and should not submit any certificates until requested to do so.

Accounting Consequences

      The par value per share of Common Stock would remain unchanged at $0.001 per share after the reverse stock split. As a result, on the effective date of the reverse split, the stated capital on the Company’s balance sheet attributable to the Common Stock will be reduced proportionally, based on the exchange ratio of the reverse stock split, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share Common Stock net income or loss and net book value will be increased because there will be fewer shares of Common Stock outstanding. It is not anticipated that any other accounting consequences would arise as a result of the reverse stock split.

No Appraisal Rights

      Under the Delaware General Corporation Law, the Company’s stockholders are not entitled to dissenter’s rights with respect to the proposed amendments to the Company’s charter to effect the reverse split and the Company will not independently provide the stockholders with any such right.

Material Federal U.S. Income Tax Consequences of the Reverse Stock Split

      The following is a summary of important tax considerations of the proposed reverse stock split. It addresses only stockholders who hold the pre-reverse split shares and post-reverse split shares as capital assets. It does not purport to be complete and does not address stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign stockholders, stockholders who hold the pre-reverse split shares as part of a straddle, hedge, or conversion transaction, stockholders who hold the pre-reverse split shares as qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended (the “Code”), stockholders who are subject to the alternative minimum tax provisions of the Code, and stockholders who acquired their pre-reverse split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign, and other laws. Furthermore, the Company has not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reverse stock split. Each stockholder is advised to consult his or her tax advisor as to his or her own situation.

      The reverse stock split is intended to constitute a reorganization within the meaning of Section 368 of the Code. Assuming the reverse split qualifies as a reorganization, a stockholder generally will not recognize gain or loss on the reverse stock split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-reverse split shares. The aggregate tax basis of the post-reverse split shares received will be equal to the aggregate tax basis of the pre-reverse split shares exchanged therefor (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-reverse split shares received will include the holding period of the pre-reverse split shares exchanged.

      A holder of the pre-reverse split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-reverse split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-reverse split shares were held for one year or less and long term if held more than one year.

      No gain or loss will be recognized by the Company as a result of the reverse stock split.

Required Vote

      The affirmative vote of the holders of a majority of the shares of the Common Stock outstanding on the record date will be required to approve these amendments to the Company’s amended and restated certificate of incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

The Board of Directors Recommends
a Vote in Favor of Proposal 1.

PROPOSAL 2

APPROVAL AND RATIFICATION OF THE

PRIVATE PLACEMENT PROPOSAL

Overview

      On February 3, 2003, the Board of Directors unanimously approved the sale and issuance, in a private placement, of a newly created Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Stock”), and warrants to purchase Common Stock of the Company (the “Warrants”) to certain investors. Pursuant to a series of individual Preferred Stock and Warrant Purchase Agreements, dated as of February 5, 2003 and amended as of February 11, 2003 (collectively referred to as the “Purchase Agreements”), and subject to approval of the Company’s stockholders, the Company agreed to issue to the investors, and the investors agreed to purchase from the Company, for an aggregate gross purchase price of approximately $3.5 million, (i) a total of up to 350 shares of Series A Stock and (ii) Warrants to purchase the number of shares of Common Stock as determined pursuant to the formula described below.

      The Series A Stock is convertible into shares of Common Stock at a conversion price (the “Conversion Price”) equal to 92% of the “Closing Price.” The Closing Price is equal to the lesser of (i) the average of the closing sale prices of the Common Stock on the Nasdaq National Market for each of the five trading days immediately preceding the date of the Purchase Agreements and (ii) the average of the closing sale prices of the Common Stock on the Nasdaq National Market for each of the five trading days immediately preceding the issuance of the Series A Stock. The Warrants are exercisable at the Closing Price for a number of shares of Common Stock equal to 50% of the Investors’ aggregate purchase price for Series A Stock divided by the Conversion Price. If certain changes occur to the Company’s capitalization, such as a stock split, stock dividend of the Common Stock or other capital reorganization, then the Conversion Price will be adjusted appropriately.

      The primary purpose of completing the private placement is to provide funds to allow the Company to conduct and complete a clinical trial of iseganan HCl for the prevention of ventilator-associated pneumonia (the “VAP Clinical Trial”) as well as for other general corporate purposes and working capital. The net proceeds from the proposed private placement will enhance the Company’s liquidity, strengthen its balance sheet and, the Company believes, facilitate the completion of the VAP Clinical Trial.

      Tang Capital Partners, LP (“Tang Capital”) is the lead investor in this private placement and an existing holder of approximately 3% of the Company’s Common Stock outstanding as of December 31, 2002. Certain other institutional investors will also purchase shares in this private placement (collectively, the “Investors”). In addition, Ernest Mario, Ph.D., Chairman of the Company’s Board of Directors, is participating in the private placement as more fully described below. At the request of the Investors, certain of the Company’s stockholders, who are affiliates of the Company, entered into stockholder agreements (collectively referred to as the “Stockholder Agreements”) with the Investors that require these stockholders to vote their shares of the Company’s capital stock in favor of the approval of the private placement.

      If the Company’s stockholders do not approve this proposal, the Series A Stock and Warrants will only be issued in such amounts and subject to such conditions that would permit the issuance under the Nasdaq Marketplace Rules without the stockholder approval. This includes, among other things, the limitation on the number of shares that the Company could issue or that would be deemed issuable in connection with the private placement, which would be no more than 19.9% percent of the Company’s Common Stock outstanding on the date of the Purchase Agreements. In addition, Dr. Mario will not be able to participate in the private placement. This would result in lower proceeds to the Company from the transaction. Management believes that if the stockholders do not authorize the proposed private placement, the amount of the proceeds will not be sufficient to complete the VAP Clinical Trial, and it may be difficult to obtain alternative sources of financing on a timely basis or at all. Even if the Company is able to timely obtain such an alternative source of financing, there can be no assurance that the terms will be as favorable as the terms of the private placement with the Investors, or acceptable at all.

Reasons for Stockholder Approval

      The Company is seeking stockholder approval and ratification of the issuance of the Series A Stock and the Warrants pursuant to the Purchase Agreements (including any securities of the Company issued as dividends, pursuant to any adjustments or otherwise in respect of the Series A Stock or the Warrants in accordance with the terms thereof) in order to ensure compliance with Rule 4350 of the Nasdaq Marketplace Rules (“Nasdaq Rule 4350”). Stockholder approval of the private placement is not otherwise required as a matter of Delaware law or other applicable laws or rules or by the Company’s certificate of incorporation or bylaws.

      The Company’s Common Stock is listed on the Nasdaq National Market. Nasdaq Rule 4350 requires stockholder approval prior to the issuance of securities under certain circumstances, including in connection with a transaction involving the sale or issuance by the Company of Common Stock, or securities convertible into or exercisable for Common Stock at a price below the book value or market value, where the amount of the stock being issued is equal to 20% or more of the issuer’s Common Stock outstanding prior to issuance of the preferred stock or 20% or more of the issuer’s voting power outstanding before such issuance. In addition, Nasdaq Rule 4350 requires stockholder approval in connection with the issuance of securities that could result in a change of control of an issuer. Finally, Nasdaq Rule 4350 also requires stockholder approval in connection with certain issuances of securities to officers or directors of the Company at a price below the book value or market value. As of December 31, 2002, the book value of the Common Stock was $0.39 per share and the closing market price reported on Nasdaq National Market on February 5, 2003 was $0.23.

      The Common Stock issuable upon conversion of the Series A Stock and exercise of the Warrants to be purchased by the Investors would exceed 20% of the total Common Stock outstanding and the voting power of the Series A Stock to be purchased by the Investors exceeds 20% of the voting power outstanding. The Series A Stock is being issued at a stated price of $10,000.00 per share and is convertible at the election of the holder in into shares of Common Stock at the Conversion Price, as defined above. Because the Conversion Price is equal to 92% of the lesser of (i) the average of the closing sale prices of the Common Stock on the Nasdaq National Market for each of the five trading days immediately preceding the date of the Purchase Agreements and (ii) the average of the closing sale prices of the Common Stock on the Nasdaq National Market for each of the five trading days immediately preceding the issuance of the Series A Stock, the Company is unable to determine prior to issuance whether the price is below market value as defined by Nasdaq. In addition, the Series A Stock also accrues dividends that are payable in Common Stock on a quarterly basis. Finally, the Warrants will be exercisable for shares of Common Stock at an exercise price equal to the Conversion Price, which, as noted above, may be less than market value as defined by Nasdaq. Accordingly, the Company is seeking stockholder approval to ensure compliance with this aspect of the Nasdaq Rule 4350.

      Further, Nasdaq Rule 4350 requires stockholder approval in connection with the issuance of securities that could result in a change of control of an issuer. While the rule currently does not specifically define when a change in control of an issuer may be deemed to occur, Nasdaq suggests in its proposed rules that a change of control would occur, subject to certain limited exceptions, if after a transaction, a person or an entity will hold 20% or greater of the issuer’s then outstanding capital stock. For the purposes of calculating the holding of such person or entity, Nasdaq would take into account, in addition to all of the shares of capital stock received by such person or entity in the transaction, all of the shares held by such person or entity unrelated to the transaction and would assume the conversion of any convertible securities and exercise of any options or warrants held by such person or entity. The Company believes that the issuance of the Series A Stock and the Warrants to Tang Capital may constitute a change in control of the Company solely for the purpose of Nasdaq Rule 4350 calculations, and the Company is seeking stockholder approval to ensure compliance with the rule.

      Nasdaq Rule 4350 also requires stockholder approval in connection with arrangements pursuant to which securities may be acquired by officers or directors of the issuer at a price below book or market value. Pursuant to the Purchase Agreements, the Company will issue 50 shares of Series A Stock and Warrants to purchase up to the proportionate number of shares of Common Stock in this private placement to Dr. Mario, Chairman of the Company’s Board of Directors, for an aggregate purchase price of $500,000. The Company is seeking stockholder approval to ensure compliance with the rule and allow Dr. Mario’s participation in the private placement.

Reasons for the Proposed Private Placement

      The Board of Directors decided to pursue the proposed private placement following an evaluation and review of the Company’s financial condition, funding requirements and prospects in light of its business strategy. Management believes the proposed private placement will result in more long-term value for the Company’s stockholders as it is expected to allow the Company to conduct and complete the VAP Clinical Trial and will provide greater financial flexibility.

Summary of Terms

      The following is a summary of the provisions of the Purchase Agreements between the Company and the Investors as well as the rights and preferences of the Series A Stock and Warrants and the terms of the Stockholder Agreements. Each summary is qualified in its entirety by the form of Purchase Agreement attached as Appendix B, the form of Certificate of Designation attached as Appendix C, the form of Warrant attached as Appendix D and the form of Stockholder Agreement attached as Appendix E, each incorporated herein.

Purchase Agreements

      Pursuant to the Purchase Agreements, the Company has agreed to issue and sell a total of up to 350 shares of Series A Stock to the Investors at a purchase price of $10,000 per share. Simultaneously with the issuance of Series A Stock, the Company has also agreed to issue to the Investors warrants to purchase an aggregate number of shares of Common Stock equal to 50% of the Investor’s aggregate purchase price for Series A Stock divided by the Conversion Price. The closing of the transactions (the “Closing”) contemplated by the Purchase Agreements will occur on the tenth business day following the date upon which the reverse stock split becomes effective, subject to stockholder approval as described above in Proposal 1 and certain other closing conditions. If the Company’s stockholders do not approve this proposal, the Purchase Agreements provide that Series A Stock and Warrants will only be issued in such amounts and subject to such conditions that would permit the issuance under the Nasdaq Rule 4350 without stockholder approval. This includes, among other things, the limitation on the number of shares and warrant that the Company could issue in the private placement.

      Representations, Warranties and Covenants. The Purchase Agreements contain representations and warranties relating to the Company’s organization and qualification, capitalization, authorization and enforceability of the Purchase Agreements, the issuance and sale of the Series A Stock and Warrants, the Company’s filings with the SEC, intellectual property, financial statements, regulatory compliance and other matters common in transactions of this kind. The Purchase Agreements also contain covenants by the Company to use its reasonable best efforts to effect the transactions contemplated by the Purchase Agreements, notify the Investors of certain developments, maintain listing of the Company’s Common Stock on the Nasdaq National Market, timely deliver shares of Common Stock issuable upon conversion of the Series A Stock or exercise of the Warrants, and other similar covenants common in transactions of this kind. The Company also agreed not to incur indebtedness (other than payables in the ordinary course of business) in excess of $500,000 in the aggregate and not to engage in any additional equity financings without the approval of the Board of Directors, including the Tang Representatives, as defined in the “Corporate Governance” subsection below. In addition, the reverse stock split as described in Proposal 1 is a condition to closing the private placement.

      Corporate Governance. Pursuant to the Purchase Agreements, the Company and the Investors agreed that, upon the Closing, Tang Capital will have the right to designate the two individuals who will serves as representatives of the Series A Stock on the Company’s Board of Directors (the “Tang Representatives”), in accordance with the provisions of the Certificate of Designation. The Company further agreed to take such corporate actions as necessary to facilitate such appointment. In addition, the Company agreed, for so long as the Series A Stock remains outstanding, not to increase the size of the Board existing at the time of the

Closing without the approval of the Board of Directors, including the Tang Representatives. If the private placement is not approved by the stockholders, the Series A Stock will only be entitled to one Board representative in compliance with the Nasdaq requirements.

      Right of First Refusal. The Investors shall have the right in the event the Company proposes to offer equity securities to any person to purchase their pro rata portion of such shares. Such right of first refusal will be subject to certain customary exclusions, including for shares issued pursuant to any options or other stock awards granted to employees, directors or consultants of the Company, equipment leasing arrangements, debt financings or strategic financings that have been approved by the Board of Directors. The right of first refusal will terminate upon the earlier of (i) the automatic conversion of the Series A Stock held by the Investors into Common Stock (as described below) or (ii) a change in control of the Company.

      Registration Rights. Pursuant to the Purchase Agreements, the Company has agreed to file with the SEC, at its expense, a registration statement related to the Common Stock issued or issuable upon the conversion of the Series A Stock or exercise of the Warrants within ten days after the Series A Stock and Warrants are issued. The Company has agreed to use its reasonable best efforts to have such registration statement declared effective by the SEC within 90 days after the registration statement is initially filed. The registration rights include other customary terms, including without limitation those related to registration expenses, indemnification and other similar provisions. If the Company fails to file the registration statement within ten days after the Series A Stock and Warrants are issued, then the Company must pay to each Investor 2.0% of the Investor’s aggregate purchase price per month (on a pro-rated basis) until the registration statement is filed.

      Other Penalties. If the Company fails to perform certain of the covenants, such as timely holding the stockholders’ meeting to solicit approval of the private placement and timely delivery to the Investors of the shares of Common Stock issuable upon conversion of Series A Stock or exercise of the Warrants, then the Company must pay to each Investor 2.0% of the Investor’s aggregate purchase price per month (on a pro-rated basis) until the covenant is performed.

      If the Company fails to retain the services of Henry J. Fuchs, M.D., the Company’s Chief Executive Officer, until the earlier to occur of (A) the unblinding and the public announcement of the results of the VAP Clinical Trial or (B) the second anniversary of the issuance of Series A Stock, then the Company must pay to each Investor a one-time payment equal to 15.0% of the Investor’s aggregate purchase price for the Series A Stock. This penalty will not apply if Dr. Fuchs’ departure from the Company is the result of his death, disability or family emergency or if the Company retains services of an executive officer to replace Dr. Fuchs within sixty (60) days of Dr. Fuchs’ departure, for reasons other than his death, disability or family emergency, and such replacement is approved by the Board of Directors, including the Tang Representatives.

      In the event that the Company’s Common Stock is delisted from the Nasdaq National Market at any time prior to the exercise or the expiration of the Warrants, then the exercise price of the Warrants will be decreased by 50% without an associated increase in the number of shares of Common Stock issuable upon exercise of the Warrants. In that regard, under Nasdaq Rule 4450, the Company must maintain a minimum net worth of $10.0 million. As of December 31, 2002, the Company’s stockholders’ equity was approximately $15.5 million. The Company cannot anticipate when, without additional financings, it will have stockholders’ equity of less than $10.0 million. The Company expects stockholders’ equity to decline as it continues to spend cash resources in pursuit of the VAP Clinical Trial and once the Company takes possession of an additional delivery of finished iseganan HCl and expenses $2.4 million of pre-paid expense reflected on its December 31, 2002 balance sheet. As a result, the Company could fall out of compliance with Nasdaq’s continued listing standard prior to its completion of VAP Clinical Trial. If this were to occur, Nasdaq could initiate a delisting procedure, and the Company may be unable to obtain additional financing in order to stay listed on the Nasdaq National Market.

Terms of the Series A Stock

      The following summary of the rights and preferences of the Series A Stock is qualified in its entirety by the Certificate of Designation attached hereto as Appendix C and incorporated herein.

      Amount. The Company will designate a total of 350 shares of Series A Stock.

      Dividends. The holders of Series A Stock will be entitled to receive cumulative dividends at the rate of eight percent (8%) per annum of the original per share price of the Series A Stock, prior to and in preference to any declaration or payment of a dividend to the holders of Common Stock. The dividends will be payable quarterly in shares of Common Stock, and the number of shares payable will be determined based on the average closing sale price of the Common Stock on the Nasdaq National Market or other market on which the Company’s Common Stock is traded for each of the five (5) trading days immediately preceding the applicable dividend payment date. Until accrued and unpaid dividends on the Series A Stock are paid and set apart, no dividends or other distributions in respect of any other capital stock of the Company shall be declared.

      Liquidation Rights. Upon liquidation, dissolution or winding up of the Company, the holders of Series A Stock shall be first entitled to receive, in preference to holders of Common Stock, an amount equal to the original per share price of the Series A Stock, plus accrued and unpaid dividends. In addition, the holders of Series A Stock could elect to treat as “liquidation” (A) the acquisition of the Company by another entity by means of any transaction or series of related transactions that have been approved by the Board of Directors, including any reorganization, merger or consolidation, other than with a wholly-owned subsidiary corporation or solely for the purposes of changing the domicile of the Company, or (B) a sale, transfer or disposition of all or substantially all of the shares or assets of the Company by a means of any transaction or series of related transactions that have been approved by the Board of Directors, except when the Company’s stockholders as constituted immediately prior to such transaction will, immediately after such transaction hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity.

      Conversion at Option of Holder. Each share of Series A Stock is convertible, in whole or in part, into shares of Common Stock at any time at the option of the holder thereof at the Conversion Price. The Conversion Price is equal to ninety-two percent (92%) of the Closing Price, which, in turn, is equal to the lesser of (i) the average of the closing sale prices of the Common Stock on the Nasdaq National Market for each of the five trading days immediately preceding the date of the Purchase Agreements and (ii) the average of the closing sale prices of the Common Stock on the Nasdaq National Market for each of the five trading days immediately preceding the issuance of the Series A Stock.

      Automatic Conversion. Each share of Series A Stock shall automatically be converted into shares of Common Stock, based on the Conversion Price (as adjusted for stock splits, dividends and the like), in the event that after the earlier to occur of (i) the unblinding and public announcement of the results of the VAP Clinical Trial or (ii) the second anniversary of the issuance of the Series A Stock, the closing sale price of the Common Stock on the Nasdaq National Market has traded at a price equal to or higher than four times the Closing Price for a period of 20 consecutive days, provided that the Common Stock has traded at such a level.

      Voting Rights. The Series A Stock will generally vote together with the Common Stock and not as a separate class except as described below or as otherwise required by law. In accordance with Nasdaq voting rights policy, each share of Series A Stock shall have a number of votes equal to the number of shares of Common Stock which would have been issuable upon conversion of such shares of Series A on the date of signing of the Purchase Agreements if the Conversion Price was equal to the closing bid price of the Common Stock on the Nasdaq National market on the date of the Purchase Agreements. The number of votes will not be adjusted except for stock splits, dividends paid on the Common Stock and the like.

      So long as at least 100 shares of Series A Stock remain outstanding, the holders of the Series A Stock will be entitled to elect two members of the Board of Directors of the Company at each meeting of the Company’s stockholders for the election of directors. The remaining directors will be elected by the holders of Common Stock and Series A Stock, voting together as a single class. If the private placement is not approved by the stockholders, the Series A Stock will only be entitled to one Board representative in compliance with the Nasdaq requirements.

      For so long as at least 100 shares of Series A Stock remain outstanding, consent of at least a majority of the then outstanding Series A Stock shall be required for (i) any action that amends the Company’s

Certificate of Incorporation (including the filing of a Certificate of Designation) so as to affect the rights, preferences or privileges of the Series A Stock adversely; (ii) any authorization or designation of a new class or series of stock which ranks senior to the Series A Stock in right of liquidation preference, voting or dividends or (iii) prior to the second anniversary of the issuance date of Series A Stock, any merger into or consolidation with any other corporation (other than a wholly-owned subsidiary corporation or for the purposes of changing the domicile of the Company) or the completion of any transaction or series of related transactions in which fifty percent (50%) or more of the voting power of the Corporation is transferred or any transfer or sale of all or substantially all of the assets of the Company.

Terms of the Warrants

      The following description of the rights and preferences of the Warrants is qualified in its entirety by the form of Warrant attached hereto as Appendix D and incorporated herein. The Warrants will have a term of five years. The Warrants are exercisable at a price equal to the “Closing Price,” which is equal to the lesser of (i) the average of the closing sale prices of the Common Stock on the Nasdaq National Market for each of the five trading days immediately preceding the date of the Purchase Agreements and (ii) the average of the closing sale prices of the Common Stock on the Nasdaq National Market for each of the five trading days immediately preceding the issuance of the Series A Stock. The Warrant will also include cashless exercise provisions.

      If certain changes occur to the Company’s capitalization, such as a stock split, stock dividend of the Common Stock or other capital reorganization, then the exercise price and number of shares issuable upon exercise of the Warrants will be adjusted appropriately.

      In the event that the private placement is not approved by the stockholders, the Warrants will not be exercisable during the six months after issuance and the exercise price will be equal to the closing bid price of the Common Stock on the Nasdaq National Market on the date of the Purchase Agreements, in accordance with the Nasdaq requirements.

      In the event that the Company’s Common Stock is delisted from the Nasdaq National Market at any time prior to the exercise or the expiration of the Warrants, then the exercise price of the Warrants will be decreased by 50% without an associated increase in the number of shares of Common Stock issuable upon exercise of the Warrants.

Stockholder Agreements

      The following description of the Stockholder Agreements is qualified in its entirety by the form of Stockholder Agreement attached hereto as Appendix E and incorporated herein. At the request of the Investors, certain of the Company’s stockholders, who are affiliates of the Company, entered into Stockholder Agreements with the Investors that require these stockholders to vote their shares of the Company’s capital stock in favor of the approval of the private placement. The Stockholder Agreements will terminate upon the earlier of the date immediately following the date of this meeting or the date of the completion of the private placement.

Impact of the Private Placement on Existing Stockholders

      Factors. The holders of the Series A Stock will have certain rights which are senior to those of the holders of Common Stock. Stockholders should consider the following non-exclusive factors, among others, in determining whether to vote for the transaction:

•	The issuance of the Series A Stock, the ability of the holders of such shares to convert their shares into Common Stock, the issuance of shares of Common Stock upon exercise of the Warrants, and the conversion and exercise price adjustment provisions of the Warrants, respectively, may impact the trading patterns and adversely affect the market price of the Common Stock.

•	The holders of Series A Stock will have a claim against the Company’s assets senior to the holders of Common Stock in the event of the Company’s liquidation or “deemed liquidation,” as described above, or bankruptcy.

•	The holders of Series A Stock will be entitled to receive certain dividends, payable in Common Stock, as described above. The payment of these dividends will take priority over the payment of dividends, if any, on the Company’s Common Stock.

•	Stockholders are subject to the risk of substantial dilution to their interests which may result from the issuance of shares of Common Stock upon conversion of the Series A Stock or exercise of the Warrants. As a result of the issuance of such Common Stock, the current stockholders will own a smaller percentage of the outstanding Common Stock of the Company.

•	The holders of Series A Stock will have the right to elect two directors to the Company’s Board of Directors and will have certain protective voting rights, as described above.

•	All shares of Common Stock issuable upon the conversion of Series A Stock or exercise of the Warrants will be entitled to certain registration rights. Consequently, if such shares are registered, such shares will be freely transferable without restriction under the Securities Act of 1933, as amended (but may be subject to the short-swing profit rules and other restrictions under the Exchange Act). Such free transferability could materially and adversely affect the market price of the Common Stock if a sufficient number of such shares are sold into the market. In addition, even if the shares of Common Stock are not registered, the Investors may be eligible to sell some of the Common Stock pursuant to Rule 144.

      Appraisal Rights. Under Delaware law, stockholders are not entitled to appraisal rights with respect to the transaction.

Relationship of the Investors to Company

      Ernest Mario, Ph.D. is Chairman of the Board of Directors and previously served as the Company’s Chief Executive Officer from April 2002 to January 2003. Tang Capital currently holds approximately 1,251,900 shares of the Company’s Common Stock, which represents approximately 3% of the Company’s Common Stock outstanding as of December 31, 2002. Kevin Tang is the managing director of Tang Capital Management, LLC, which is the general partner of Tang Capital. Mr. Tang is the managing director of Tang Advisors, LLC, which previously served as a consultant to the Company in the first quarter of 2002. In addition, Mr. Tang exercises sole voting and investment power over the shares of Common Stock held of record by Tang Capital. Upon Closing, Mr. Tang is expected to be one of the representatives of the Series Stock on the Board of Directors of the Company. Some of the other Investors are also existing stockholders of the Company.

Required Vote

      The affirmative vote of the stockholders having a majority of the voting power of all shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve and ratify Proposal 2. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The Board of Directors Recommends
a Vote in Favor of Proposal 2.

PROPOSAL 3

APPROVAL OF THE AMENDMENT TO THE 2000 EQUITY INCENTIVE PLAN

      In March 2000, the Board adopted, and the stockholders subsequently approved, the Company’s 2000 Equity Incentive Plan (the “Incentive Plan”). As of December 31, 2002, there were 6,430,940 shares of Common Stock reserved for issuance under the Incentive Plan. In addition, on each December 31 the number of shares of Common Stock reserved for issuance under the Incentive Plan automatically increases by the least of (i) 5% of the outstanding Common Stock, (ii) two million (2,000,000) shares or (iii) a lesser amount determined by the Board.

      In November 2001 and November 2002, based on the Company’s then existing strategic plans, the Board determined that the automatic increase in the share reserve scheduled to occur on December 31, 2001 and December 31, 2002, respectively, should not occur, and acted accordingly. As a result of the Board’s actions in 2001 and 2002, the number of shares of Common Stock reserved for issuance under the Incentive Plan did not increase on either December 31, 2001 or December 31, 2002.

      The strategic plans of the Company have changed substantially since November 2002. In November 2002, the Board was in the process of reviewing strategic alternatives including a sale of the Company and did not anticipate granting additional stock awards to current employees, consultants and directors of the Company. However, as a result of the Board’s decision to pursue the VAP Clinical Trial, the Board now believes it is necessary to grant new stock awards to current employees and directors as incentives for those persons to remain in the service of the Company and to exert maximum efforts for the success of the Company.

      The Board believes additional grants are appropriate because options to purchase approximately 7,431,009 shares, or 98% of all options outstanding as of December 31, 2002, have exercise prices substantially in excess of the current trading price for the Common Stock. Accordingly, the Board adopted an amendment to the Incentive Plan, described below, in order to effect a cancellation of existing options and grant of new options at an exercise price equal to the current fair market value of the Common Stock. In addition, the Board believes that in order to retain the services of new employees and directors, it will be necessary to grant such persons stock awards under the Incentive Plan. Therefore, on February 3, 2003 and February 11, 2003, the Board amended the Incentive Plan, subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance under the Incentive Plan by one million nine hundred thousand (1,900,000) shares. This number represents the number of shares of Common Stock that is slightly lower than the number that would have been added to the share reserve under the Incentive Plan automatically on December 31, 2002, had the Board not taken its actions to prevent such increase. The Board adopted this amendment in order to ensure that the Company can continue to grant stock awards at levels determined appropriate by the Board.

      As of December 31, 2002 stock awards covering an aggregate of 5,508,763 shares of the Company’s Common Stock were outstanding under the Incentive Plan. Only 922,177 shares of Common Stock (plus any shares that might in the future be returned to the Incentive Plan as a result of cancellations or expiration of awards) remained available for future grant under the Incentive Plan.

      Currently, no employee may be granted options under the Incentive Plan covering more than one million five hundred thousand (1,500,000) shares of Common Stock during any calendar year (the “Section 162(m) Limitation”). On February 3, 2003, the Board amended the Incentive Plan, subject to stockholder approval, to increase the Section 162(m) Limitation to three million (3,000,000) shares of Common Stock.

      On January 27, 2003, the Board approved, and on February 6, 2003, the Company completed an Option Cancellation and Regrant Program, whereby all optionholders, including the Company’s employees, officers and directors, could elect to have their existing, outstanding options cancelled in exchange for new options to purchase the same number of shares, subject to some exceptions, which were granted immediately following the cancellation of the existing options. The new options have an exercise price equal to the fair market value of the stock on the date of grant, in accordance with the terms of the Company’s option plans, and have a five

(5) year term. In accordance with past practice, new options granted to employees vest monthly over four years beginning one month after the date of grant. New options granted to non-employee directors of the Company vest in full on the first anniversary after the date of grant, which is consistent with vesting schedule for stock options previously granted to non-employee directors. Subject to obtaining stockholder approval of this Proposal 3, the new options were granted under the Incentive Plan and the Company’s 2002 Non-Officer Equity Incentive Plan.

      Ordinarily, when a stock option is granted to an employee, or to a member of a company’s board of directors, with an exercise price that is equal to or greater than the fair market value of the underlying common stock on the date of grant and a time-based vesting schedule, the granting company will not be required to recognize a charge to its earnings for financial accounting purposes with respect to such grant because the grant is subject to fixed award accounting.

      Since December 15, 1998, the Financial Accounting Standards Board has taken the position that a direct or indirect repricing of compensatory stock options will convert those options into “variable awards” for financial accounting purposes. The Company’s Option Cancellation and Regrant Program is considered a repricing of compensatory stock options; therefore, the new options granted under the program will be subject to variable award accounting for financial accounting purposes. If an option is treated as a variable award, the compensatory charge to earnings associated with that option will not be finally fixed until the time that the option is exercised, forfeited or expires unexercised. If, at the time the compensatory charge to earnings for the new options is fixed, the fair market value of the Common Stock subject to the new options is greater than the exercise price of the new options (i.e., there is a “spread”), the Company will be required to recognize a charge to earnings equal to such spread. In addition, a tentative charge to earnings is calculated and adjusted quarterly to reflect fluctuations in the value of the Common Stock subject to the new options until the new options are exercised, forfeited or expire unexercised. Due to this treatment, the Company’s Option Cancellation and Regrant Program could have a significant adverse and unpredictable impact on the Company’s reported earnings.

Required Vote

      Stockholders are requested in this Proposal 3 to approve the amendments to the Incentive Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendments to the Incentive Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The Board of Directors Recommends
a Vote in Favor of Proposal 3.

      The essential features of the Incentive Plan are outlined below:

General

      The Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, stock bonuses and restricted stock purchase awards (collectively “awards”). Incentive stock options granted under the Incentive Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. Nonstatutory stock options granted under the Incentive Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Information” for a discussion of the tax treatment of awards.

Purpose

      The Board adopted the Incentive Plan to provide a means by which employees, directors and consultants of the Company and its affiliates may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. All of the approximately 20 employees, directors and consultants of the Company and its affiliates are eligible to participate in the Incentive Plan.

Administration

      The Board administers the Incentive Plan. Subject to the provisions of the Incentive Plan, the Board has the power to construe and interpret the Incentive Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of Common Stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award. In addition, the Board has the power to reduce the exercise price of any outstanding option under the Incentive Plan; cancel any outstanding option and grant in substitution therefor a new option, a stock bonus, the right to acquire restricted stock and/or cash; or take any other action that is treated as a repricing under generally accepted accounting principles.

      The Board has the power to delegate administration of the Incentive Plan to a committee composed of at least one member of the Board. In the discretion of the Board, a committee may consist solely of two or more outside directors in accordance with Section 162(m) of the Code or solely of two or more non-employee directors in accordance with Rule 16b-3 of the Exchange Act. The Board has delegated administration of the Incentive Plan to the Compensation Committee of the Board. As used herein with respect to the Incentive Plan, the “Board” refers to any committee the Board appoints as well as to the Board itself.

      The regulations under Section 162(m) of the Code require that the directors who serve as members of the committee must be “outside directors.” The Incentive Plan provides that, in the Board’s discretion, directors serving on the committee may be “outside directors” within the meaning of Section 162(m). This limitation would exclude from the committee directors who are (i) current employees of the Company or an affiliate, (ii) former employees of the Company or an affiliate receiving compensation for past services (other than benefits under a tax-qualified pension plan), (iii) current and former officers of the Company or an affiliate, (iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than as a director), and (v) any other person who is otherwise not considered an “outside director” for purposes of Section 162(m).

Stock Subject to the Incentive Plan

      Subject to this Proposal, an aggregate of 8,330,940 shares of Common Stock is reserved for issuance under the Incentive Plan. In addition, on each December 31 the number of shares of Common Stock reserved for issuance under the Incentive Plan shall continue to be increased automatically by the least of (i) 5% of the outstanding Common Stock, (ii) two million (2,000,000) shares or (iii) a lesser amount determined by the Board. If awards granted under the Incentive Plan expire or otherwise terminate without being exercised, the shares of Common Stock not acquired pursuant to such awards again become available for issuance under the Incentive Plan. If the Company reacquires unvested stock issued under the Incentive Plan, the reacquired stock will not become available for issuance again under the Incentive Plan.

Eligibility

      Incentive stock options may be granted under the Incentive Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors, and consultants of the Company and its affiliates are eligible to receive all other types of awards under the Incentive Plan.

      No incentive stock option may be granted under the Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Incentive Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

      Currently, under the Section 162(m) Limitation, no employee may be granted options under the Incentive Plan covering more than one million five hundred thousand (1,500,000) shares of Common Stock during any calendar year. If this Proposal 3 is approved by the Company’s stockholders, that limit would be increased to three million (3,000,000) shares.

Terms of Options

      The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

      Exercise Price; Payment. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options may not be less than 85% of the fair market value of the stock on the date of grant. If options were granted to covered executives with exercise prices below fair market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) of the Code. See “Federal Income Tax Information.” As of February 26, 2003, the closing price of the Company’s Common Stock as reported on the Nasdaq National Market was $0.16 per share.

      The exercise price of options granted under the Incentive Plan must be paid either in cash at the time the option is exercised or at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

      Option Exercise. Options granted under the Incentive Plan may become exercisable in cumulative increments (“vest”) as determined by the Board. Shares covered by currently outstanding options granted to employees under the Incentive Plan typically vest over a period of four (4) years, with one-fourth of the shares vesting after twelve months and 1/48th of the shares vesting each month thereafter subject to the participant’s continued employment or service as a director or consultant, as applicable. Shares covered by currently outstanding options granted to non-employee directors under the Incentive Plan typically vest in full on the first anniversary of the grant date, subject to the participant’s continued service as a director. Shares covered by options granted in the future under the Incentive Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the Incentive Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the participant’s service terminate before vesting. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned Common Stock of the Company or by a combination of these means.

      Term. The maximum term of options under the Incentive Plan is ten years, except that in certain cases (see “Eligibility”) the maximum term is five years. Options under the Incentive Plan generally terminate three months after termination of the participant’s service unless (i) such termination is due to the participant’s permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the participant dies before the participant’s service has terminated, or within three months after termination of such service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 18 months of the participant’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant’s death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

      A participant’s option agreement may provide that if the exercise of the option following the termination of the participant’s service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act, then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the participant’s service during which the exercise of the option would not be in violation of such registration requirements.

Restrictions on Transfer

      The participant may not transfer an incentive stock option other than by will or by the laws of descent and distribution. During the lifetime of the participant, only the participant may exercise an incentive stock option. The Board may grant nonstatutory stock options that are transferable to the extent provided in the stock option agreement. Should the Board grant a nonstatutory stock option that does not provide for transferability, then the participant may not transfer said nonstatutory stock option other than by will or by the laws of descent and distribution, and during the lifetime of the participant only the participant may exercise said nonstatutory stock option. Shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.

Terms of Stock Bonuses and Purchases of Restricted Stock

      Payment. The Board determines the purchase price under a restricted stock purchase agreement but the purchase price may not be less than 85% of the fair market value of the Company’s Common Stock on the date of purchase. The Board may award stock bonuses in consideration of past services, in which case no payment is due.

      The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan must be paid either in cash at the time of purchase or at the discretion of the Board, (i) pursuant to a deferred payment arrangement or (ii) in any other form of legal consideration acceptable to the Board.

      Vesting. Shares of stock sold or awarded under the Incentive Plan may, but need not be, subject to a repurchase option in favor of the Company in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement or restricted stock bonus agreement under the Incentive Plan.

      Restrictions on Transfer. Rights under a stock bonus or restricted stock purchase agreement may not be transferred except where such assignment is required by law or expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement.

Adjustment Provisions

      Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the type(s), class(es) and number of shares of Common Stock subject to the Incentive Plan and outstanding awards. In that event, the Incentive Plan will be appropriately adjusted as to the type(s), class(es) and the maximum number of shares of Common Stock subject to the Incentive Plan and the Section 162(m) Limitation, and outstanding awards will be adjusted as to the type(s), class(es), number of shares and price per share of Common Stock subject to such awards.

Effect of Certain Corporate Transactions

      In the event of (i) the sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) certain specified types of merger, consolidation or similar transactions in which the Company’s pre-corporate transaction stockholders do not hold securities representing a majority of voting power in the surviving corporation, or (iii) an acquisition, other than by virtue of a merger, consolidation or similar transaction, by any person, entity or group of securities of the Company representing at least fifty percent

(50%) of the combined voting power of the Company’s then outstanding securities (each, a “corporate transaction”), the surviving or acquiring corporation may continue or assume awards outstanding under the Incentive Plan or may substitute similar awards.

      If any surviving or acquiring corporation does not assume such awards or substitute similar awards, then with respect to awards held by participants whose service with the Company has not terminated as of the effective date of the transaction, the vesting of such awards will be accelerated in full, any reacquisition or repurchase rights held by the Company shall lapse, and the awards will terminate if not exercised (if applicable) at or prior to such effective date. With respect to any other awards, the vesting of such awards will not accelerate and the awards will terminate if not exercised (if applicable) at or prior to such effective date.

      Notwithstanding the preceding two paragraphs, in the event of a corporate transaction, then (i) awards held by employees (other than executives) shall vest and become immediately exercisable as to half the shares underlying the award, (ii) awards held by executives (vice president or higher) shall vest in full should the executive within 13 months of the transaction either be involuntarily terminated without cause (as defined in the Incentive Plan) or voluntarily leave for good reason (as defined in the Incentive Plan) and (iii) awards held by non-employee directors shall vest and become immediately exercisable as to all shares underlying the award.

      The acceleration of an award in the event of a corporate transaction may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Duration, Amendment and Termination

      The Board may suspend or terminate the Incentive Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Incentive Plan will terminate on March 27, 2010.

      The Board may also amend the Incentive Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company to the extent such approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 of the Exchange Act or any securities exchange listing requirements. The Board may submit any other amendment to the Incentive Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Federal Income Tax Information

      Incentive Stock Options. Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

      There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

      If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss.

      Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

      To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

      Nonstatutory Stock Options, Restricted Stock Purchase Awards and Stock Bonuses. Nonstatutory stock options, restricted stock purchase awards and stock bonuses granted under the Incentive Plan generally have the following federal income tax consequences.

      There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

      Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

      Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

      Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

      Awards to purchase restricted stock and stock bonus awards will qualify as performance-based compensation under the Treasury Regulations only if (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount — or formula used to calculate the amount — payable upon attainment of the performance goal).

NEW PLAN BENEFITS

      The following table presents certain information with respect to options granted under the Incentive Plan as of February 6, 2003, subject to the stockholder approval of the increase in the number of shares authorized for issuance under the Incentive Plan, to (i) each of the executive officers named in the Summary Compensation Table, (ii) all executive officers as a group, (iii) all non-executive officer employees as a group and (iv) all non-employee directors as a group.

2000 EQUITY INCENTIVE PLAN

Number of Shares
Underlying Options
Name and Position(1)	Granted(2)

Ernest Mario, Ph.D.(3)	1,650,000
Henry J. Fuchs, M.D.(3)	2,400,000
Eric H. Bjerkholt	1,500,000
James Butler	—
Natalie L. McClure, Ph.D.(4)	—
All Executive Officers as a Group	5,550,000
All Non-Executive Officer Employees as a Group	1,423,725
All Non-Employee Directors as a Group	420,000

(1)	In addition to the foregoing, Steve Ketchum, Ph.D., the Company’s Vice President of Regulatory Affairs, received an option to purchase up to 1,200,000 shares of Common Stock under the Incentive Plan.

(2)	Includes new options granted pursuant to the Company’s Option Cancellation and Regrant Program, which was completed on February 6, 2003.

(3)	Effective January 27, 2003, Dr. Fuchs was elected the Chief Executive Officer of the Company, and Dr. Mario continues to serve as Chairman of the Board of Directors.

(4)	Dr. McClure resigned as Senior Vice President, Product Development on June 14, 2002, but served thereafter as a consultant to the Company until September 15, 2002.

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2002.

	Number of Securities		Number of Securities Remaining
	to be Issued Upon	Weighted-Average	Available for Issuance Under
	Exercise of Outstanding	Exercise Price of	Equity Compensation Plans
	Options, Warrants and	Outstanding Options,	(Excluding Securities Reflected
	Rights	Warrants and Rights	in Column(a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders
Amended and Restated 1995 Stock Option Plan(1)	954,471	$1.35	—
2000 Employee Stock Purchase Plan	N/A	N/A	456,252 (2)
2000 Equity Incentive Plan	5,508,763	$3.68	922,177 (3)
Equity compensation plans not approved by security holders
2002 Non-Officer Equity Incentive Plan	437,902	$1.30	2,062,098
Stock option grant to Kathleen D. LaPorte(4)	25,000	$2.00	—
Stock option grant to Ernest Mario, Ph.D.(4)	650,000	$4.02	—
Total	7,576,136		3,391,240

(1)	No new stock awards may be granted under the Amended and Restated 1995 Stock Option Plan.

(2)	On each December 31, the 2000 Employee Stock Purchase Plan share reserve will increase automatically by the least of (i) 1% of the outstanding Common Stock, (ii) five hundred thousand (500,000) shares or (iii) a lesser amount determined by the Board.

(3)	On each December 31, the 2000 Equity Incentive Plan share reserve will increase automatically by the least of (i) 5% of the outstanding Common Stock, (ii) two million (2,000,000) shares or (iii) a lesser amount determined by the Board.

(4)	Options granted to Ms. LaPorte and Dr. Mario were cancelled effective February 6, 2003 in exchange for a new option granted under the Incentive Plan.

ADDITIONAL EQUITY INCENTIVE PLANS

      In addition to the Incentive Plan, the Company currently has a 2002 Non-Officer Equity Incentive Plan and a 2000 Employee Stock Purchase Plan pursuant to which stock awards may be granted or issued. The Company also granted options to purchase shares of its Common Stock outside any of these plans to some of its officers and directors, and certain options are outstanding under the Company’s Amended and Restated 1995 Stock Option Plan, which was terminated at the time of the Company’s initial public offering.

Amended and Restated 1995 Stock Option Plan

      The Company’s Amended and Restated 1995 Stock Option Plan (the “1995 Plan”) was adopted by the Board in February 1995 and subsequently approved by the stockholders of the Company. The 1995 Plan was terminated in connection with the Company’s initial public offering. While no new stock options may be granted under the 1995 Plan, as of December 31, 2002 options to purchase 954,471 shares of Common Stock were outstanding under the 1995 Plan and continue to be governed by the terms and conditions of such plan. The 1995 Plan provided for the grant of incentive and nonstatutory stock options to employees (including officers) and consultants of the Company. Incentive stock options granted under the 1995 Plan were intended to qualify for favorable federal tax treatment pursuant to Section 422 of the Code. The exercise price of incentive stock options granted under the 1995 Plan could not be less be less that 100% of the fair market value of the Company’s Common Stock on the date of grant. The exercise price of nonstatutory stock options granted under the 1995 Plan could not be less than 85% of the fair market value of the Company’s Common Stock on the date of the grant. Options granted under the 1995 Plan have a maximum term of ten years and typically vested over a four-year period. The Board at any time or from time to time may amend the 1995 Plan, provided that the rights of an optionholder under the plan cannot be impaired without the participant’s consent. The 1995 Plan is subject to substantially the same adjustment and change of control provisions described above with respect to the Incentive Plan under “Adjustment Provisions” and “Effect of Certain Corporate Transactions”.

2000 Employee Stock Purchase Plan

      The Company’s 2000 Employee Stock Purchase Plan (the “Purchase Plan”) was adopted by the Board in January 2000 and subsequently approved by the stockholders of the Company. Only employees (including officers) are eligible to participate in the Purchase Plan. Offerings under the Purchase Plan are 24 months in length. Only one offering is in progress at a time. Each offering period consists of four six-month purchase periods. At the end of each purchase period, participants purchase Common Stock of the Company at a per share purchase price equal to the lesser of (i) 85% of the fair market value of one share of Common Stock on the first day of the offering or (ii) 85% of the fair market value of one share of Common Stock on the purchase date. Participants may contribute up to 15% of their earnings to the Purchase Plan through payroll deductions. Such contributions are used to purchase Common Stock on the applicable purchase dates. The Board many amend the Purchase Plan or rights outstanding thereunder, provided that the outstanding rights of a participant under the Purchase Plan cannot be impaired without the participant’s consent.

      The following equity compensation plans of the Company that were in effect as of December 31, 2002 were adopted without the approval of the Company’s securityholders:

2002 Non-Officer Equity Incentive Plan

      The Company’s 2002 Non-Officer Equity Incentive Plan (the “Non-Officer Equity Plan”) provides for stock awards (grants of nonstatutory stock options, stock bonuses or rights to acquire restricted stock) to employees and consultants who are not officers of the Company. Officers not previously employed by the Company may also be granted stock awards. An aggregate of two million five hundred thousand (2,500,000) shares of Common Stock has been reserved for issuance under the Non-Officer Equity Plan. As of December 31, 2002, options to purchase 437,902 shares were outstanding and 1,162,098 shares remained available for grant. In addition, in February 2003, the Board of Directors authorized an increase in the aggregate number of shares reserved for issuance under the plan in the amount of 900,000 shares. The exercise price of options granted under the Non-Officer Equity Plan may not be less than 85% of the fair market value of the Company’s Common Stock on the date of the grant. Options granted under the Non-Officer Equity Plan have a maximum term of ten years and typically vest over a four-year period. Options may be exercised prior to vesting, subject to repurchase rights in favor of the Company that expire over the vesting period. Shares issued under a stock bonus award may be issued in exchange for past services performed for the Company and may be subject to vesting and a share repurchase option in favor of the Company. Shares issued pursuant to restricted stock awards may not be purchased for less than 85% of the fair market value of the Company’s Common Stock on the date of grant. Shares issued pursuant to restricted stock awards may be subject to vesting and a repurchase option in the Company’s favor. The Non-Officer Equity Plan and stock awards issued thereunder may be amended by the Board at any time or from time to time. The Non-Officer Equity Plan is subject to substantially the same adjustment and change of control provisions described above with respect to the Incentive Plan under “Adjustment Provisions” and “Effect of Certain Corporate Transactions”.

Options Granted to Ms. LaPorte and Dr. Mario

      On February 6, 2002, the Board granted Kathleen D. LaPorte, a member of the Board of Directors, a nonstatutory stock option to purchase 25,000 shares of Common Stock of the Company at an exercise price of $2.00 per share (the “LaPorte Option”). The LaPorte Option was granted in connection with her service as Acting Chairman of the Board from November 2001 to April 2002. The LaPorte Option was not granted pursuant to one of the Company’s equity compensation plans and the stockholders of the Company did not approve the grant of the LaPorte Option. The LaPorte Option was cancelled effective February 6, 2003 in exchange for a new option for the equivalent number of shares granted under the Incentive Plan.

      On April 23, 2002, the Board granted Ernest Mario, Ph.D. a nonstatutory stock option to purchase 650,000 shares of Common Stock of the Company at an exercise price of $4.02 per share (the “Mario Option”). In accordance with Nasdaq Rule 4350(i)(1)(A), the Mario Option was granted as an inducement essential to Dr. Mario’s entering into an employment contract with the Company and to serve as the Chief Executive Officer and Chairman of the Board of the Company. The Mario Option was not granted pursuant to one of the Company’s equity compensation plans and the stockholders of the Company did not approve the grant of the Mario Option. The Mario Option was cancelled effective February 6, 2003 in exchange for a new option for 150,000 shares granted under the Incentive Plan.

      The remaining terms and conditions of the LaPorte Option and the Mario Option were substantially similar and are as follows. The LaPorte Option and the Mario Option each had a ten-year term. Each option was subject to a vesting schedule and could not be exercised prior to the time it was vested. A portion of the shares subject to the LaPorte Option was fully vested as of the date of grant, and the remaining shares vested monthly in equal installments over the following 16 months. One-third of the shares subject to the Mario Option vest on each anniversary of the date of grant. The LaPorte Option and Mario Option were subject to substantially the same adjustment and change of control provisions described above with respect to the Incentive Plan under “Adjustment Provisions” and “Effect of Certain Corporate Transactions”. The new options issued in exchange for the LaPorte Option and the Mario Option are exercisable for $0.23 per share and have substantially similar terms except for vesting which will occur on the first anniversary of the date of grant.

PROPOSAL 4

APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

      The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company’s amended and restated certificate of incorporation to increase the Company’s authorized number of shares of Common Stock from 70,000,000 shares to 100,000,000 shares. The Board adopted this amendment in order to ensure that the Company would have sufficient shares of Common Stock available to issue in the future, including shares issuable upon conversion of the Series A Stock and exercise of the Warrants as described in Proposal 2, in the event that the reverse stock split described in Proposal 1 is not approved by the stockholders. Pending stockholder approval of this Proposal 4, the Board will have the sole discretion pursuant to Section 242(c) of the Delaware General Corporation Law to elect, as it determines to be in the best interests of IntraBiotics and its stockholders, whether or not to effect an increase to the authorized number of shares of Common Stock, at any time before the first anniversary of this special meeting of stockholders. However, the Board does not currently intend to effect the increase if the reverse stock split is approved and effected.

      The additional Common Stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding Common Stock. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock, except for effects incidental to increasing the number of shares of the Company’s Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company’s certificate of incorporation with the Secretary of State of the State of Delaware.

      In addition to the 39,225,824 shares of Common Stock outstanding at December 31, 2002, the Board has reserved 12,867,376 shares for issuance upon exercise of options and rights granted under the Company’s stock option and stock purchase plans (including the increase subsequently approved by the Board and/or subject to stockholder approval as described in Proposal 3), and up to approximately 750,000 shares of Common Stock which may be issued upon exercise of warrants. In addition, on February 5, 2003, the Company entered into agreements to issue shares of Series A Convertible Preferred Stock, convertible into the Company’s Common Stock, and Warrants to purchase Common Stock to certain investors in a private placement, subject to approval of the Company’s stockholders at this meeting, as described above in Proposal 2.

      Except as described above, at present the Board of Directors has no other plans to issue the additional shares of Common Stock. Nevertheless, it desires to have such shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used, without further stockholder approval, for various purposes including, without limitation, raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies and expanding the Company’s business or product lines through the acquisition of other businesses or products.

      The additional shares of Common Stock that would become available for issuance if the proposal were adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could adopt a “poison pill” which would, under certain circumstances related to an acquisition of shares not approved by the Board of Directors, give certain holders the right to acquire additional shares of Common Stock at a low price, or the Board could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that approval of proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

Required Vote

      The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock, will be required to approve this amendment to the Company’s amended and restated certificate of incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

The Board of Directors Recommends
A Vote in Favor of Proposal 4.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the ownership of the Company’s Common Stock as of December 31, 2002 by: (i) each director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

	Beneficial Ownership(1)

	Number of	Percent of
Beneficial Owner	Shares	Total

Investor Growth Capital Ltd.(2)	3,125,000	8.0%
P.O. Box 626
National Westminster House
Le Truchot St. Peter Port
Guernsey Channel Island
GY1 4PW
Frank H. Pearl(3)	2,975,209	7.6
2099 Pennsylvania Ave., Suite 900
Washington D.C. 20006
Entities Affiliated with Credit Suisse First Boston, Inc.(4)	2,739,133	7.0
11 Madison Avenue
New York, NY 10010
Michael F. Bigham(5)	87,310	*
Gary A. Lyons(6)	42,875	*
Kathleen D. LaPorte(4)(7)	2,804,044	7.1
Jerry T. Jackson(8)	2,916	*
Ernest Mario, Ph.D.(9)	1,403,878	3.6
Jack S. Remington, M.D.(10)	36,000	*
Eric H. Bjerkholt(11)	299,163	*
James Butler(12)	30,551	*
Henry J. Fuchs, M.D.(13)	445,887	1.1
Natalie L. McClure, Ph.D.(14)	1,000	*
All executive officers and directors as a group (9 persons)(15)	5,152,624	12.8

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Unless otherwise indicated, the principal address of each of the stockholders named in this table is: c/o IntraBiotics Pharmaceuticals, Inc., P.O. Box 1720, Mountain View, California 94042. Applicable percentages are based on 39,225,824 shares outstanding on December 31, 2002, adjusted as required by rules promulgated by the Securities and Exchange Commission.

(2)	Includes 2,187,500 shares held by Investor Growth Capital Limited (Investor Growth) and 937,500 shares held by Investor Group L.P., an affiliate of Investor Growth. The sole stockholder of Investor Growth Capital Limited is Investor Growth Capital Holding B.V. Marc Hollander, Gideon Johannes van der Ploeg and Claes Von Post are the managing directors of Investor Growth Capital Holding B.V. and have voting and dispositive power over the shares held by Investor Growth Capital Limited. Messrs. Hollander, van der Ploeg and Von Post each disclaim beneficial ownership of the shares held by Investor Growth Capital Limited except to the extent of their pecuniary interest. Neil Crocker, Marc

Hollander, Robert de Heus, David Jeffreys and Wayne Tallowin constitute the board of directors of Investor Group L.P. and, as such, exercise the voting power over the shares held by Investor Group L.P. Messrs. Crocker, Hollander, de Heus, Jeffreys and Tallowin each disclaim beneficial ownership of the shares held by Investor Group L.P. except to the extent of their pecuniary interest.

(3)	Consists of 1,750,000 shares held by Perseus-Soros BioPharmaceutical Fund, L.P. (“PSBF”) and 1,225,209 shares held by New York Life BioVenture Partners LLC (“New York Life”). Mr. Pearl is the sole owner of Perseuspur, LLC, the managing member of Perseus BioTech Fund Partners, LLC, a managing member of Perseus-Soros Partners, LLC, the general partner of PSBF, and may be deemed to beneficially own the shares held by PSBF. Mr. Pearl may also be deemed to beneficially own the shares held by New York Life, for which an affiliate of Mr. Pearl acts as investment adviser.

(4)	Includes 51,665 shares held by Credit Suisse First Boston (USA), Inc. (Credit Suisse USA), a wholly-owned subsidiary of Credit Suisse First Boston, Inc. Also includes 247,962 shares held by DLJ Capital Corporation (DLJ) a wholly-owned subsidiary of Credit Suisse USA, 955,527 shares held by Sprout Capital VI, L.P. (Sprout VI) and 1,450,133 shares held by Sprout Capital VII, L.P. (Sprout VII). DLJ is the managing general partner of Sprout VI and Sprout VII. Also includes 23,846 shares held by Sprout CEO Fund, L.P. (Sprout CEO) of which DLJ is the general partner. Also includes 10,000 shares issuable to DLJ upon exercise of options exercisable within 60 days of December 31, 2002. Ms. LaPorte, a director of IntraBiotics Pharmaceuticals, Inc., is a Managing Director of DLJ and is a General Partner of the general partners of Sprout VI and Sprout VII. In such capacity, Ms. LaPorte may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares beneficially owned by DLJ, Sprout VI, Sprout VII and Sprout CEO. Ms. LaPorte disclaims beneficial ownership of the shares held by DLJ, Sprout VI, Sprout VII and Sprout CEO within the meaning of Rule 13d-3 under the Securities Act of 1934.

(5)	Includes 45,000 shares issuable upon exercise of options exercisable within 60 days of December 31, 2002.

(6)	Includes 41,875 shares issuable upon exercise of options exercisable within 60 days of December 31, 2002.

(7)	Includes 109,196 shares issuable upon exercise of options exercisable within 60 days of December 31, 2002.

(8)	Consists of shares issuable upon exercise of options exercisable within 60 days of December 31, 2002.

(9)	Includes 246,883 shares held by the Ernest Mario 1997 Annuity Trust, 500,000 shares held by the Mildred Mario 1997 Annuity Trust, 250,000 shares held by the Ernest Mario 1999 Annuity Trust, of which Dr. Mario is trustee, 250,000 shares held by the Mildred Mario 1999 Annuity Trust, and 8,944 and 20,870 shares held by the Mario 2002 Children’s Trust and the Mario 2002 Grandchildren’s Trust, respectively, both of which Dr. Mario is trustee.

(10)	Includes 35,000 shares issuable upon exercise of options exercisable within 60 days of December 31, 2002.

(11)	Includes 279,163 shares issuable upon exercise of options exercisable within 60 days of December 31, 2002.

(12)	Includes 23,332 shares issuable upon exercise of options exercisable within 60 days of December 31, 2002.

(13)	Includes 419,787 shares issuable upon exercise of options exercisable within 60 days of December 31, 2002.

(14)	Dr. McClure resigned as Senior Vice President, Product Development on June 14, 2002, but served thereafter as a consultant to the Company until September 15, 2002.

(15)	Includes 3,954,165 shares of Common Stock held by entities affiliated with certain directors and 966,269 shares of Common Stock issuable upon exercise of stock options held by directors and officers that are exercisable within 60 days of December 31, 2002. See Notes 4 and 5 through 13 above.

EXECUTIVE COMPENSATION

Compensation of Directors

      Members of the Company’s Board of Directors receive no cash compensation for their services as directors, but are reimbursed for their reasonable expenses in attending Board meetings. All directors are eligible to participate in the Incentive Plan. Employee directors are eligible to participate in the Company’s 2000 Employee Stock Purchase Plan. Options granted to non-employee directors under the Incentive Plan are intended by the Company not to qualify as incentive stock options under the Code.

      The Board of Directors grants to any newly elected non-employee director a nonstatutory stock option to purchase 20,000 shares of Common Stock pursuant to the Incentive Plan at 100% of the fair market value of the Common Stock of the Company on the date of grant, which vests in full on the first anniversary after the date of grant. In addition, at the first regularly scheduled meeting of each calendar year, the Board of Directors considers granting options to purchase shares of Common Stock pursuant to the Incentive Plan with an exercise price of 100% of the fair market value of the Common Stock of the Company on the date of grant and vesting in full upon the first anniversary date of the grant, to each non-employee Board member serving as a director at the time of such Board of Directors meeting. During the last calendar year, the Board of Directors granted options to purchase 15,000 shares of Common Stock to each of the non-employee directors. Also, the Board of Directors considers granting additional options pursuant to the Incentive Plan with an exercise price of 100% of the fair market value of the Common Stock of the Company on the date of grant and vesting in full upon the first anniversary date of the grant, to each non-employee Board member serving on a Board committee. During the last calendar year, the Board of Directors granted options to purchase 10,000 shares of Common Stock to each of the non-employee directors serving on a Board committee. The term of the options granted to non-employee directors is ten years. In the event of a sale or disposition of substantially all of the securities or assets of the Company, a merger of the Company with or into another corporation or a consolidation or other change-in-control transaction involving the Company, the Incentive Plan provides that stock awards, including options, held by non-employee directors shall become fully vested and immediately exercisable as of the effective date of the change-in-control of the Company.

      In addition to the arrangements described above, options are also granted to non-employee directors on a discretionary basis. During the last fiscal year, the Company granted nonstatutory stock options covering 25,000 shares at an exercise price per share of $2.00 outside of any plan to Ms. LaPorte for her services as Acting Chairman of the Board. As of December 31, 2002, no options have been exercised by non-employee directors.

Compensation of Executive Officers

      The following table shows for the fiscal years ended December 31, 2002, 2001 and 2000, compensation awarded or paid to, or earned by (i) the Company’s Chief Executive Officer, (ii) the other highest compensated executive officers whose compensation exceeded $100,000 at December 31, 2002 and (iii) one former executive officer who departed from the Company during fiscal 2002 (the “Named Executive Officers”). In accordance with the rules of the Securities and Exchange Commission, the compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers that are available generally to all our salaried employees and certain perquisites and other personal benefits received by the Named Executive Officers, which do not exceed the lesser of $50,000 or 10% of any such officer’s salary and bonus disclosed in this table:

Summary Compensation Table

					Long-Term Compensation
		Annual Compensation
					Restricted	Securities
				Other Annual	Stock	Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Compensation($)	Awards($)(1)	Options(#)	Compensation($)

Ernest Mario, Ph.D.(2)	2002	19,260	—	—	—	2,150,000	—
Chairman and Chief	2001	—	—	—	—	—	—
Executive Officer	2000	—	—	—	—	—	—
Henry J. Fuchs, M.D.(3)	2002	308,333	85,000	—	—	500,000	—
President, Chief Operating	2001	250,000	25,000	—	72,500 (4)	340,000	—
Officer and Director	2000	250,000	—	—	—	12,500	—
Eric H. Bjerkholt(5)	2002	223,313	50,000	—	—	550,000	—
Chief Financial Officer	2001	—	—	—	—	—	—
and Senior Vice President,	2000	—	—	—	—	—	—
Finance
James Butler(6)	2002	19,260	—	—	—	400,000	—
Senior Vice President,	2001	—	—	—	—	—	—
Sales and Marketing	2000	—	—	—	—	—	—
Natalie L. McClure, Ph.D.(7)	2002	99,141	33,000	—	—	100,000	138,927 (9)
Former Senior Vice	2001	207,500	22,500	—	36,250 (8)	112,000	—
President, Product	2000	190,000	—	—	—	17,500	—
Development

(1)	Dividends on these shares of restricted stock will be paid when, as and if declared on the Company’s Common Stock by the Company’s Board of Directors. To date, the Company has not paid any dividends and does not anticipate paying any dividends on its Common Stock in the foreseeable future.

(2)	Dr. Mario was elected as Chairman of the Board and Chief Executive Officer on April 23, 2002. He resigned as Chief Executive Officer on January 27, 2003 and continues to serve as Chairman of the Board.

(3)	Dr. Fuchs was elected Chief Executive Officer of the Company on January 27, 2003.

(4)	Represents the dollar value of 50,000 shares of restricted stock awarded, based on a market value on the effective date of the grant of $1.45 per share. On December 31, 2001, Dr. Fuchs vested in 25,000 shares of restricted stock worth $68,250, based on a closing price of $2.73 per share. The remaining will vest in full on June 30, 2006 if Dr. Fuchs is still employed with the Company at that time.

(5)	Mr. Bjerkholt was elected Chief Financial Officer and Senior Vice President of Finance on January 10, 2002.

(6)	Mr. Butler was elected Senior Vice President, Sales and Marketing on April 23, 2002.

(7)	Dr. McClure resigned as Senior Vice President, Product Development on June 14, 2002, but served thereafter as a consultant to the Company until September 15, 2002.

(8)	Represents the dollar value of 25,000 shares of restricted stock awarded, based on a market value on the effective date of the grant of $1.45 per share. On December 31, 2001, Dr. McClure vested in 12,500 shares of restricted stock worth $34,125, based on a closing price of $2.73 per share. The remaining shares were cancelled due to Dr. McClure’s termination of service on September 15, 2002.

(9)	Includes $28,927 for accrued vacation and $110,000 in severance payments paid to Dr. McClure.

Stock Option Grants and Exercises

      The Company grants options to its executive officers under its Incentive Plan and prior to March 28, 2000, under its Amended and Restated 1995 Stock Option Plan (collectively, the “Plans”). The Company has also granted options outside of the Plans. As of December 31, 2002, options to purchase an aggregate of 954,471 shares were outstanding under the 1995 Stock Option Plan, options to purchase an aggregate of 5,508,763 shares were outstanding under the Incentive Plan and options to purchase an aggregate of 675,000 shares were outstanding outside of the Plans. As of December 31, 2002, options to purchase 922,177 shares remained available for grant under the Incentive Plan.

      The following table shows for the fiscal year ended December 31, 2002, certain information regarding options granted to the Named Executive Officers:

	Individual Grants

		Percent of			Potential Realizable
		Total			Value at Assumed Annual
	Number of	Options			Rates of Stock Price
	Securities	Granted to			Appreciation for Option
	Underlying	Employees	Exercise		Term(4)
	Options	in Fiscal	Price	Expiration
Name	Granted(1)	Year(2)	($/Sh)(3)	Date	5%	10%

Ernest Mario, Ph.D.	2,150,000	37.6%	4.02	4/23/12	5,435,536	13,744,716
Henry J. Fuchs, M.D.	500,000	8.7	1.30	7/31/12	408,782	1,035,933
Eric H. Bjerkholt	300,000	5.2	2.52	1/3/12	475,444	1,204,869
	50,000	0.9	4.05	4/16/12	127,351	322,733
	200,000	3.5	1.30	7/31/12	163,513	414,373
James Butler	240,000	4.2	4.02	4/23/12	606,758	1,537,643
	160,000	2.8	1.30	7/31/12	130,810	331,498
Natalie L. McClure, Ph.D.	100,000	1.7	2.99	1/9/12(5)	188,039	476,529

(1)	All options have a term not greater than 10 years from the grant date. The Board of Directors determines the time or times during the term when the options may be exercised. Options generally vest ratably over a period ranging from 18 months to four years.

(2)	Based upon options to purchase an aggregate 5,725,000 shares of Common Stock that were granted in the fiscal year ended December 31, 2002.

(3)	The exercise price per share of each option granted was equal to the fair market value of the Common Stock on the date of the grant. Pursuant to the Company’s Option Cancellation and Regrant Program, which was completed on February 6, 2003, some or all of these options were cancelled in exchange for new options, which were granted immediately following the cancellation of the existing options. Such new options have a per share exercise price equal to the fair market value of the Common Stock on the date of grant, which was $0.23 per share based on the closing price of the common stock on the Nasdaq National Market on February 5, 2003.

(4)	Potential realizable value is calculated based on the term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the option holder is possible unless the stock price increases over the option term. The 5% and 10% assumed rates of appreciation are derived from the rules of the Securities and Exchange Commission and do not represent the Company’s estimate or projection of the future Common Stock price.

(5)	The options terminated prior to expiration in connection with the Named Executive Officer’s departure from the Company.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      The following table sets forth as to the Named Executive Officers, information concerning options held as of December 31, 2002 and exercised during the fiscal year ended December 31, 2002.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options
			December 31, 2002		at December 31, 2002(1)
	Shares	Value
Name	Acquired	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Ernest Mario, Ph.D.	—	$—	—	2,150,000	$—	$—
Henry J. Fuchs, M.D.	—	—	373,872	723,419	9,000	—
Eric H. Bjerkholt	—	—	220,832	329,168	—	—
James Butler	—	—	13,333	386,667	—	—
Natalie L. McClure, Ph.D.	—	—	—	—	—	—

(1)	The information regarding the value of unexercised in-the-money options is based on the closing sales price as reported on the Nasdaq Stock Market on December 31, 2002 of $0.29 per share minus the current per share exercise price (prior to the effective date of the Company’s Option Cancellation and Regrant Program, described above), multiplied by the number of shares underlying the option.

EMPLOYMENT, SEVERANCE AND CHANGE IN CONTROL AGREEMENTS

      In June 2001, the Board of Directors adopted a Senior Executive Severance Benefit Plan for the benefit of the Company’s Named Executive Officers. Under this plan, in the event of a constructive termination or an involuntary termination without cause of an executive officer, other than a Chief Executive Officer, such executive officer is entitled to continue to receive base salary and health benefits for a period of 9 months plus 1 month of additional salary for each complete year of service performed in excess of 2 years of service up to a maximum of 15 months. In the event of a constructive termination or an involuntary termination without cause of the Chief Executive Officer, such Chief Executive Officer is entitled to continue to receive base salary and health benefits for a period of 12 months plus 1 month of additional salary for each complete year of service performed in excess of 2 years of service up to a maximum of 20 months.

      Pursuant to the Company’s Amended and Restated 1995 Stock Option Plan and the Incentive Plan, in the event of a sale or disposition of substantially all of the securities or assets of the Company, a merger of the Company with or into another corporation or a consolidation or other change-in-control transaction involving the Company, the remaining unvested shares of any stock awards held by an executive officer shall become fully vested if such executive officer’s employment with the Company is involuntarily terminated without cause or voluntarily terminated with good reason within 13 months following the change-in-control of the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION(1)

      The Compensation Committee is composed entirely of non-employee, independent members of the Board of Directors. Decisions on compensation matters relating to the Company’s Chief Executive Officer and the Company’s other executive officers are generally made by the Compensation Committee. The Compensation Committee also administers the Company’s equity benefit plans including the Incentive Plans under which option grants may be made to executive officers and other key employees.

      1The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1993, as amended, or the Securities Exchange Act of 1934 Act, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

General Compensation Policy

      The Compensation Committee’s overall policy as to executive compensation is to ensure that an appropriate relationship exists between the total compensation package established for each executive officer and the creation of stockholder value, while at the same time assuring that compensation is sufficiently competitive to motivate and retain key executives. In furtherance of this goal, executive compensation is structured so as to integrate competitive levels of annual base salary with discretionary stock options based upon individual and corporate performance. This annual cash compensation, together with the payment of equity incentives in the form of stock option grants or restricted stock bonuses, is designed to attract and retain qualified executives and to ensure that such executives have a continuing stake in the long-term success of the Company.

Factors

      Since the Company has never been and is not currently profitable, the use of traditional performance standards (such as profit levels and return on equity) is not appropriate in evaluating the performance of the executive officers. In particular, the unique nature of the biotechnology industry, specifically, the absence of revenues and the fact that the Company’s stock performance is often a consequence of larger market forces than of actual Company achievements, makes it difficult to tie performance objectives to standard financial considerations. The primary factors that were considered in establishing the components of each executive officer’s compensation package for the 2002 fiscal year are summarized below. The Compensation Committee may, however, in its discretion apply entirely different factors, such as different measures of strategic performance, for future fiscal years.

Base Salary

      When establishing or reviewing base compensation levels for each executive officer, the Committee considers numerous factors, including the qualifications of the executive and his or her level of relevant experience, strategic goals for which the executive has responsibility, specific accomplishments of the executive during the last fiscal year and the compensation levels in effect at companies in the biotechnology industry that compete with the Company for business and executive talent.

      Base salaries are reviewed annually, and adjustments to each executive officer’s base salary are made to reflect individual performance. Salary increases are based on survey information taken from the biotechnology industry for companies of similar size (0-150) employees, taking into account that the Company is at the lowest end of this range). A major objective, accordingly, is to have base salary levels commensurate with those of comparable positions with similar companies, given the level of seniority and skills possessed by the executive officer in question and the Committee’s assessment of such executive’s performance over the year.

Long-Term Incentive Compensation

      The Compensation Committee has the authority under the 2000 Equity Incentive Plan and 2002 Non-Officer Equity Incentive Plan to provide executives and other key employees with equity incentives including stock option grants or restricted stock bonuses. Generally, the size of each option grant is set at a level that the Compensation Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual’s current position with the Company, but there is also taken into account comparable awards made to individuals in similar positions in the industry, as reflected in external surveys, the individual’s potential for future responsibility and promotion and the individual’s performance in the recent period. The Compensation Committee has also established general guidelines for maintaining the unvested option holdings of each executive officer at a targeted level based upon his or her position with the Company, and option grants are periodically made to maintain the targeted levels. However, the Committee does not strictly adhere to these guidelines, and the relative weight given to each of the foregoing factors varies from individual to individual, as the Compensation Committee deems appropriate under the circumstances.

      The grants are designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of Common Stock at a fixed price per share equal to the market price on the grant date over a specified period of up to ten years. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company’s employ, and then only if the market price appreciates over the option term. All options currently held by executive officers have an exercise price equal to the fair market value of the Company’s Common Stock as of the grant date.

Compensation of Chief Executive Officer

      In setting the compensation payable for the 2002 fiscal year to the Company’s Chairman and now former Chief Executive Officer, Ernest Mario, Ph.D., the Committee considered Dr. Mario’s qualifications, the level of experience brought to his position and Company 2002 goals for which Dr. Mario would have responsibility.

      In determining Dr. Mario’s compensation level and at the request of Dr. Mario, the Committee sought to tie a significant percentage of his overall compensation package to Company performance. Accordingly, the Committee decided to set Dr. Mario’s base salary level at $28,080. The level of base salary set for Dr. Mario was below the 25th percentile range of the surveyed salary for the similar companies. During the 2002 fiscal year, the Committee granted Dr. Mario options to purchase up to 1,500,000 shares of the Common Stock under the Incentive Plan and additional options to purchase up to 650,000 shares of the Common Stock outside of any plan, at an exercise price of $4.02 per share. The grants were intended to tie Dr. Mario’s compensation to the performance of the Company in meeting its business goals and provide Dr. Mario with a meaningful incentive to contribute to the Company’s success, as reflected in the future appreciation in the market price of the Common Stock.

      In addition to Dr. Mario’s compensation package and reimbursement of ordinary business expenses in accordance with the Company’s policies, the Committee determined to reimburse Dr. Mario for documented costs and expenses incurred in connection with Company-related use of his private aircraft in an amount not to exceed $400,000 per year. In 2002, the Company reimbursed Dr. Mario approximately $378,468 for such costs and expenses.

      On January 27, 2003, Dr. Mario resigned as the Company’s Chief Executive Officer, but continues to serve as Chairman of the Board. On that date, Henry J. Fuchs, M.D. was elected as the Chief Executive Officer.

Compliance with Internal Revenue Code Section 162(m)

      Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1.0 million paid to certain of the corporation’s executive officers. The limitation applies only to compensation that is not considered to be performance-based. The non-performance based compensation paid to the Company’s executive officers for the 2002 fiscal year did not exceed the $1.0 million limit per officer, nor is it expected that the non-performance-based compensation to be paid to the Company’s executive officers for fiscal 2003 will exceed that limit. The Incentive Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of options granted under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1.0 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company’s executive officers in the foreseeable future will approach the $1.0 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company’s executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer approach the $1.0 million level.

COMPENSATION COMMITTEE

Michael F. Bigham, Chair
Gary A. Lyons, Director

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Company’s Compensation Committee consists of two (2) outside directors: Mr. Bigham and Mr. Lyons. None of the members of the Compensation Committee was, at any time since our formation, an officer or employee of IntraBiotics. None of our executive officers serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

PERFORMANCE MEASUREMENT COMPARISON(1)

      The following graph shows the total stockholder return of an investment of $100 in cash on March 28, 2000, the date the Company’s Common Stock began public trading on the Nasdaq Stock Market, through December 31, 2002 for (i) the Company’s Common Stock, (ii) the Nasdaq Stock Market Index, (iii) the Nasdaq Biotechnology Index and (iv) the H&Q Emerging Biotech Index. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:

COMPARISON OF 33 MONTH CUMULATIVE TOTAL RETURN(2)

AMONG INTRABIOTICS PHARMACEUTICALS, INC.
THE NASDAQ STOCK MARKET (U.S.) INDEX,
THE NASDAQ BIOTECHNOLOGY INDEX AND H&Q EMERGING BIOTECH

	INTRABIOTICS
	PHARMACEUTICALS,	NASDAQ STOCK	NASDAQ	H&Q EMERGING
	INC.	MARKET (U.S.)	BIOTECHNOLOGY	BIOTECH

3/28/00	100.00	100.00	100.00	100.00
3/00	100.00	94.73	94.74	89.17
6/00	177.92	82.36	105.16	124.10
9/00	108.33	75.79	113.66	165.52
12/00	64.17	50.75	93.72	128.12
3/01	14.17	37.88	66.25	73.71
6/01	9.67	44.65	87.61	117.97
9/01	8.67	30.98	64.19	75.11
12/01	18.20	40.27	78.54	94.38
3/02	23.33	38.10	66.79	68.53
6/02	8.67	30.21	44.08	44.55
9/02	3.07	24.20	40.18	40.10
12/02	1.93	27.57	42.94	44.24

HOUSEHOLDING OF PROXY MATERIALS

      The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

      This year, a number of brokers with account holders who are IntraBiotics stockholders will be “householding” the proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you

      1The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1993, as amended, or the Securities Exchange Act of 1934 Act, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.
      2$100 invested on March 28, 2000 in stock or index — including reinvestment of dividends. Fiscal year ending December 31.

have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Shareholder Relations, Attention: Russell Hughes, Controller, IntraBiotics Pharmaceuticals, Inc., P.O. Box 1720, Mountain View, CA 94042 or contact Russell Hughes at (650) 526-6800. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

      The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

ROBERT L. JONES
Secretary

March 3, 2003

Appendix A

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
INTRABIOTICS PHARMACEUTICALS, INC.

      IntraBiotics Pharmaceuticals, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: The name of the Corporation is IntraBiotics Pharmaceuticals, Inc.

SECOND: The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on January 19, 1994.

THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Amended and Restated Certificate of Incorporation as follows:

The first paragraph of Article IV shall be amended and restated to read in its entirety as follows:

“IV.

“A. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is Seventy-Five Million (75,000,000) shares. Seventy Million (70,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). Five Million (5,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001). Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment of the Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each [ * ] shares of the Corporation’s Common Stock, par value $.001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $.001 per share, of the Corporation. No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common Stock shall be entitled to receive cash for such holder’s fractional share based upon the closing sales price of the Corporation’s Common Stock as reported on the Nasdaq National Market as of the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware.”

FOURTH: Thereafter, pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for approval, and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. The total number of outstanding shares entitled to vote or consent to this Certificate of Amendment was 39,231,351 shares of Common Stock. A majority of the outstanding shares of Common Stock, voting together as a single class, voted in favor of this Certificate of Amendment of the Amended and Restated Certificate of Incorporation. The vote required was a majority of the outstanding shares of Common Stock, voting together as a single class.

      *By approving these amendments, stockholders will approve the combination of any whole number of shares of Common Stock between and including eight (8) and twelve (12) into one (1) share of Common Stock. The Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only that number determined by the Board of Directors to be in the best interests of the Corporation and its stockholders. In accordance with these resolutions, the Board of Directors will not implement any amendment providing for a different split ratio.

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      IN WITNESS WHEREOF, IntraBiotics Pharmaceuticals, Inc. has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer on this           day of                     , 2003.

INTRABIOTICS PHARMACEUTICALS, INC.

By:

Henry J. Fuchs, M.D.
President and Chief Executive Officer

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Appendix B

FORM OF PURCHASE AGREEMENT

PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

IntraBiotics Pharmaceuticals, Inc.

1255 Terra Bella Avenue
Mountain View, California 94043

      The undersigned (the “Investor”), hereby confirms its agreement with you as follows:

1. This Preferred Stock and Warrant Purchase Agreement (the “Agreement”) is made as of the date set forth below between INTRABIOTICS PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), and the Investor.

2. The Company has authorized the sale and issuance of up to (i) 350 shares (the “Shares”) of the Series A Convertible Preferred Stock of the Company, $0.001 par value per share (the “Series A Stock”), and (ii) warrants (each, a “Warrant,” and collectively, the “Warrants”) to purchase an aggregate of approximately such number of shares of common stock of the Company, $0.001 par value per share (the “Common Stock”) as shall be equal to (i) 50% of the Investors’ aggregate purchase price for the shares of Series A Stock divided by (ii) the Stock Purchase Price (as such term is defined in the Warrant) to certain investors in a private placement (the “Offering”). The Series A Stock shall be convertible into Common Stock and shall have the rights, preferences, privileges and restrictions as set forth in the Certificate of Designation of Series A Convertible Preferred Stock (the “Certificate of Designation”) in the form attached hereto as Exhibit A. The Warrants shall be in substantially the form attached hereto as Exhibit B.

3. In order to induce the Investor to enter into this Agreement and to consummate the transactions contemplated by this Agreement, concurrently with the execution and delivery of this Agreement, certain stockholders of the Company are executing Stockholder Agreements (the “Stockholder Agreements”) in substantially the form attached hereto as Exhibit C.

4. The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor (i) shares of Series A Stock, for a purchase price of $10,000.00 per share, or an aggregate purchase price of $ and (ii) Warrants to purchase such number of shares of Common Stock as shall be equal to (i) 50% of the Investor’s aggregate purchase price for the shares of Series A Stock divided by (ii) the Stock Purchase Price (as such term is defined in the Warrant), pursuant to the Terms and Conditions for Purchase of Securities attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein; provided, however, that if the Company is unable to obtain approval of the Offering by the Company’s stockholders in accordance with the requirements of the Nasdaq Marketplace Rules (the “Nasdaq Rules”), then the Investor’s participation in the Offering shall be limited in accordance with the provisions set forth in Section 2.3 of Annex I attached hereto. Unless otherwise requested by the Investor, certificates representing the Shares and the Warrants purchased by the Investor will be registered in the Investor’s name and address as set forth below.

5. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or its affiliates, (b) neither it, nor any group of which it is a member or to which it is related, beneficially owns (including the right to acquire or vote) any securities of the Company and (c) it has no direct or indirect affiliation or association with any NASD member. Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

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      Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: ___________________________________________________, 2003

“INVESTOR”

By:

Print Name:

Title:

Address:

AGREED AND ACCEPTED:

INTRABIOTICS PHARMACEUTICALS, INC.

By:

Title:

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ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SECURITIES

      1.     Authorization and Sale of the Shares and the Warrants. Subject to the terms and conditions of this Agreement, the Company has authorized the sale and issuance of the Shares and the Warrants and the reservation of the shares of Common Stock into which the Shares are convertible, as of the Closing Date, or for which the Warrants are exercisable, as of the Closing Date (such shares of Common Stock are collectively referred to herein as the “Conversion Shares”).

      2.     Agreement to Sell and Purchase the Shares and the Warrants.

      2.1 At the Closing (as defined in Section 3), subject to the provisions set forth in Section 2.3, below, the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions hereinafter set forth, the number of Shares and Warrants to purchase the number of shares of Common Stock, each as set forth on the signature page to which these Terms and Conditions for Purchase of Securities are attached as Annex I (the “Signature Page”) at the purchase price set forth on such Signature Page.

      2.2 The Company proposes to enter into this same form of Preferred Stock and Warrant Purchase Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Shares and Warrants to them. (The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Agreement and the Preferred Stock and Warrant Purchase Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”).

      2.3 Notwithstanding anything set forth in this Agreement to the contrary, in the event that the Company is unable to obtain approval of the Offering by the Company’s stockholders in accordance with the requirements of the Nasdaq Rules the following shall apply:

(a) in no event shall the total number of shares of Series A Stock (on an as-is-converted basis) issued or issuable pursuant to the Agreements exceed 19.9% of the Company’s issued and outstanding shares of Common Stock on the date of the Agreements and each Investor’s participation in the Offering, including, without limitation, the number of Shares and Warrants to purchase the number of shares of Common Stock, each as set forth on the Signature Page, and the purchase price set forth on such Signature Page, shall be reduced pro rata, subject to further conditions set forth in subsections (c) and (d) of this Section 2.3;

(b) the Warrants shall not be exercisable until after the six (6) months anniversary of the Closing Date (as defined in Section 3.1, below);

(c) the Company shall not issue any Shares or Warrants to any Investor who is, as of the Closing Date, a director or an officer of the Company, and such Investor shall not participate in the Offering and shall be relieved from any obligation to purchase the Shares and the Warrants;

(d) the Company shall not issue any Shares or Warrants to any Investor that would cause such Investor, as of the Closing Date, to beneficially own (as that term is defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) in excess of 19.9% of the Company’s Common Stock (treating shares of Series A Stock as if converted), and such Investor shall not participate in the Offering to the extent of the overture and shall be relieved from any obligation to purchase the Shares and the Warrants to the extent of the overture.

      3.     Closing; Closing Conditions; Delivery of the Shares and Warrants.

      3.1 The completion of the purchase and sale of the Shares and the Warrants (the “Closing”) shall occur on the date which is the tenth (10th) business day after the condition set forth in Section 3.3(e) shall have been satisfied; provided that all other conditions set forth in this Section 3 also shall have been satisfied, or if the condition set forth in Section 3.3(e) is not required to be satisfied, then the tenth (10th) business day after the date of a meeting of the Company’s stockholders at which the approval of the Offering was solicited in accordance with the Nasdaq Rules, or on such other date as the Company and the Investors may mutually

B-I-1

agree (the “Closing Date”). At the Closing, the Investor shall deliver, in immediately available funds, the amount of the aggregate purchase price for the Shares by wire transfer to an account designated by the Company. As soon as reasonably practical, but in no event later than five (5) business days, after the Closing, the Company shall deliver to the Investor, versus payment therefor, one or more stock certificates representing the number of Shares set forth on the Signature Page hereto and one or more Warrants to purchase the number of shares of Common Stock set forth on the Signature Page hereto, each such certificate and Warrant to be registered in the name of the Investor or, if so indicated on the Stock Certificate and Warrant Questionnaire attached hereto as Exhibit D, in the name of a nominee designated by the Investor.

      3.2 The Company’s obligation to issue the Shares and the Warrants to the Investor shall be subject to the following conditions, any one or more of which may be waived by the Company:

(a) The Company shall have received the purchase price for the Shares and Warrants being purchased hereunder as set forth, subject to the provisions of Section 2.3, on the Signature Page hereto.

(b) Purchases and sales under the Agreements with the Other Investors with the aggregate proceeds from the Offering to the Company of up to $3,500,000, subject to the provisions of Section 2.3, shall have been completed.

(c) The representations and warranties made by the Investor in Section 5 hereof shall be true and correct, in all material respects, as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Investor shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

(d) The sale by the Company of the Shares and the Warrants shall not be prohibited by any law or governmental order or regulation. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement.

(e) The Certificate of Designation shall have been filed with the Secretary of State of the State of Delaware and shall continue to be in full force and effect as of the Closing Date.

(f) No proceeding challenging this Agreement, the Offering or the transactions contemplated by the Agreements, or seeking to prohibit, alter, prevent or delay the Closing shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

      3.3 The Investor’s obligation to purchase the Shares and the Warrants shall be subject to the following conditions, any one or more of which may be waived by the Investor:

(a) Investors shall have executed Agreements for the purchase of Shares and Warrants with the aggregate proceeds to the Company of up to $3,500,000, subject to the provisions of Section 2.3. Subject to the foregoing sentence, the Investor’s obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the Shares and Warrants that they have agreed to purchase from the Company.

(b) The representations and warranties made by the Company in Section 4 hereof shall be true and correct, in all material respects, as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

(c) The purchase by the Investors of the Shares and the Warrants shall not be prohibited by any law or governmental order or regulation. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement.

(d) The Certificate of Designation shall have been filed with the Secretary of State of the State of Delaware and shall continue to be in full force and effect as of the Closing Date.

(e) The Company shall have effected a reverse stock split of the outstanding Common Stock (the “Reverse Stock Split”) within the range of 1-for-8 to 1-for-12 as the Board of Directors of the Company

B-I-2

deems appropriate; provided, however, that if the Nasdaq Rules as they pertain to the listing requirements concerning the minimum bid price are suspended or abolished, and the Board of Directors of the Company determines in good faith not to effect the Reverse Stock Split, then compliance with the condition set forth in this Section 3.3(e) shall not be required for the purposes of the Closing and the Investors shall not be relieved from their obligations to purchase the Shares and the Warrants as otherwise set forth in and would be required by the Agreements.

(f) The Company’s Common Stock continues to be listed on The Nasdaq National Market (the “Nasdaq Stock Market”) as of the Closing Date.

(g) No proceeding challenging this Agreement, the Offering or the transactions contemplated by the Agreements, or seeking to prohibit, alter, prevent or delay the Closing shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

      4.     Representations and Warranties of the Company. Except as otherwise described in the Company’s regular reports on Form 10-Q, 10-K and 8-K as filed by the Company with the Securities and Exchange Commission (the “SEC”) in 2002 and in 2003, if applicable, up to the Closing Date, (the “SEC Documents”) and in the Company’s press releases since September 30, 2002 (including the documents incorporated by reference therein, the “Company Information”), which qualifies the following representations and warranties in their entirety, the Company hereby represents and warrants to the Investor, as follows:

      4.1 Organization. The Company is duly incorporated and validly existing in good standing under the laws of the jurisdiction of its organization. The Company has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is registered or qualified to do business and in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so qualified would have a material adverse effect upon the business, financial condition, properties or operations of the Company (“Material Adverse Effect”), and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

      4.2 Due Authorization. The Company has all requisite power and authority to execute, deliver and perform its obligations under the Agreements, and the Agreements have been duly authorized and validly executed and delivered by the Company and constitute legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      4.3 Non-Contravention. The execution and delivery of the Agreements, the issuance and sale of the Shares and the Warrants to be sold by the Company under the Agreements, the issuance of the Conversion Shares, the fulfillment of the terms of the Agreements and the consummation of the transactions contemplated thereby will not (A) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, (i) any material bond, debenture, note or other evidence of indebtedness, or any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which it or its property is bound, where such conflict, violation or default is likely to result in a Material Adverse Effect, (ii) the charter, by-laws or other organizational documents of the Company, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority binding upon the Company or its property, where such conflict, violation or default is likely to result in a Material Adverse Effect, or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which it is bound or to which any of the property or assets of the Company is subject.

B-I-3

No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States is required for the execution and delivery of the Agreements and the valid issuance and sale of the Shares and the Warrants to be sold pursuant to the Agreements, other than such as have been made or obtained or will be made or obtained pursuant to the Nasdaq Rules prior to the Closing, and except for any securities filings required to be made under federal or state securities laws.

      4.4 Capitalization. The capitalization of the Company is described in the Company’s SEC Documents, except for the Reverse Stock Split contemplated by the Company. Other than (i) pursuant to employee benefit plans disclosed in the Company’s SEC Documents and (ii) the issuance of an aggregate of 1,400,000 shares of Common Stock and a warrant to purchase up to 50,000 shares of Common Stock in connection with the termination or assignment of certain of the Company’s real property leases, the Company has not issued any capital stock since September 30, 2002. The Shares and the Warrants to be sold pursuant to the Agreements, and the Conversion Shares, have been duly authorized, and when issued and paid for in accordance with the terms of the Agreements, will be duly and validly issued, fully paid and nonassessable. The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as set forth in or contemplated by the Agreements and the Company’s SEC Documents, there are no outstanding rights (including, without limitation, preemptive rights), material warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party and relating to the issuance or sale of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options. Without limiting the foregoing, no preemptive right, co-sale right, right of first refusal or other similar right exists with respect to the issuance and sale of the Shares and the Warrants or the issuance of the Conversion Shares. Except as disclosed in the Company’s SEC Documents, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party.

      4.5 Legal Proceedings. There is no material legal or governmental proceeding pending to which the Company is a party or of which the business or property of the Company is subject that is not disclosed in the Company’s SEC Documents.

      4.6 No Violations. The Company is not in violation of its charter, bylaws or other organizational document, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, or is not in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in the performance of any material bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company is a party or by which the Company is bound or by which the property of the Company is bound, which would be reasonably likely to have a Material Adverse Effect.

      4.7 Governmental Permits, Etc. With the exception of the matters which are dealt with separately in Sections 4.1, 4.12, and 4.13 and except as disclosed in the SEC Documents, the Company has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company as currently conducted except where the failure to currently possess could not reasonably be expected to have a Material Adverse Effect.

      4.8 Intellectual Property.

      (a) The Company has ownership or license or legal right to use all patent, copyright, trade secret, trademark, customer lists, designs, manufacturing or other processes, computer software, systems, data compilation, research results or other proprietary rights used in the business of the Company and material to the Company (collectively, “Intellectual Property”), other than Intellectual Property generally available on

B-I-4

commercial terms from other sources. All of such patents, trademarks and registered copyrights have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights or the corresponding offices of other jurisdictions and have been maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and all such jurisdictions.

      (b) All material licenses or other material agreements under which (i) the Company is granted rights in Intellectual Property, other than Intellectual Property generally available on commercial terms from other sources, and (ii) the Company has granted rights to others in Intellectual Property owned or licensed by the Company, are in full force and effect and, to the knowledge of the Company, there is no material default by the Company thereunder.

      (c) The Company believes it has taken all steps required in accordance with sound business practice and business judgment to establish and preserve its ownership of all material copyright, trade secret and other proprietary rights with respect to its products and technology.

      (d) To the knowledge of the Company, the present business, activities and products of the Company do not infringe any intellectual property of any other person, except where such infringement would not have a Material Adverse Effect on the Company. No proceeding charging the Company with infringement of any adversely held Intellectual Property has been filed. To the Company’s knowledge, there exists no unexpired patent or patent application held by any other person which includes claims that would be infringed by or otherwise have a Material Adverse Effect on the Company. To the knowledge of the Company, the Company is not making unauthorized use of any confidential information or trade secrets of any person. Neither the Company nor, to the knowledge of the Company, any of its employees have any agreements or arrangements with any persons other than the Company related to confidential information or trade secrets of such persons or restricting any such employee’s engagement in business activities of any nature.

      (e) No proceedings have been instituted or are pending which challenge in a material manner the rights of the Company in respect to the Company’s right to the use of the Intellectual Property. The Company has the right to use, free and clear of material claims or rights of other persons, all of its customer lists, designs, computer software, systems, data compilations, and other information that are required for its products or its business as presently conducted.

      4.9 Financial Statements. The financial statements of the Company and the related notes contained in the Company’s SEC Documents present fairly, in accordance with generally accepted accounting principles, the financial position of the Company as of the dates indicated, and the results of its operations and cash flows for the periods therein specified. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except as disclosed in the Company’s SEC Documents.

      4.10 No Material Adverse Change. Except as disclosed in the SEC Documents and the Company’s press releases, since September 30, 2002, there has not been (i) any Material Adverse Effect affecting the Company, (ii) any obligation, direct or contingent, that is material to the Company considered as one enterprise, incurred by the Company, except obligations incurred in the ordinary course of business, (iii) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (iv) any loss or damage (whether or not insured) to the physical property of the Company which has been sustained which has a Material Adverse Effect.

      4.11 NASDAQ Compliance. The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and is listed on the Nasdaq Stock Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Stock Market.

      4.12 Reporting Status. The Company has filed in a timely manner all documents that the Company was required to file under the Exchange Act during the 12 months preceding the date of this Agreement. The following documents complied in all material respects with the SEC’s requirements as of their respective filing dates, and the information contained therein as of the date thereof did not contain an untrue statement of a

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material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under where they were made not misleading:

(a) The Company’s Annual Report on Form 10-K for the year ended December 31, 2001;

(b) The Company’s Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002; and

(c) All other documents, if any, filed by the Company with the Securities and Exchange Commission since December 31, 2001 pursuant to the reporting requirements of the Exchange Act.

      4.13 Listing. The Company shall comply with all requirements of the National Association of Securities Dealers, Inc. with respect to the issuance of the Shares and the Warrants and the listing of the underlying Common Stock on the Nasdaq Stock Market.

      4.14 Foreign Corrupt Practices. Neither the Company nor, to the knowledge of the Company, any agent or other person acting on behalf of the Company, have (i) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or made by any person acting on its behalf and of which the Company is aware in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

      4.15 No Manipulation of Stock. The Company has not taken and will not, in violation of applicable law, take, any action outside the ordinary course of business designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares and the Warrants.

      4.16 Accountants. Ernst & Young LLP, which the Company expects will express their opinion with respect to the financial statements to be incorporated by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 into the Registration Statement (as defined below) and the Prospectus which forms a part thereof, are independent accountants as required by the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules and Regulations”).

      4.17 Contracts. Other than as set forth on Schedule 4.17 attached hereto, the contracts described in the SEC Documents or incorporated by reference therein that are currently material to the Company are in full force and effect on the date hereof, and neither the Company nor, to the Company’s knowledge, any other party to such contracts is breach of or default under any such contracts which would have a Material Adverse Effect on the Company.

      4.18 Taxes. The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it which would have a Material Adverse Effect.

      4.19 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares and the Warrants to be sold to the Investor hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

      4.20 Investment Company. The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

      4.21 Insurance. The Company maintains and will continue to maintain insurance of the types and in the amounts that the Company reasonably believes is adequate for its business, including, but not limited to,

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insurance against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

      4.22 Offering Materials. Other than the SEC Documents (the “Offering Materials”), the Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Shares and the Warrants. The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Shares and the Warrants, as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of Section 4 of the Securities Act.

      4.23 Disclosure. The information contained in the SEC Documents as of the date of such information did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      5.     Representations, Warranties and Covenants of the Investor.

      5.1 The Investor represents and warrants to, and covenants with, the Company that: (i) the Investor is an “accredited investor” as defined in Regulation D under the Securities Act and the Investor, together with its purchaser representative, if any, is also knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares and the Warrants, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares and the Warrants; (ii) the Investor is acquiring the number of Shares set forth on the Signature Page hereto and the Warrants to purchase the number of shares of Common Stock set forth on the Signature Page hereto in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or Warrants or any arrangement or understanding with any other persons regarding the distribution of such Shares or Warrants; (iii) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares or the Warrants except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; (iv) the Investor has answered all questions on the Signature Page hereto and the Investor Questionnaire attached hereto as Exhibit E for use in preparation of the Registration Statement and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date; (v) the Investor will notify the Company immediately of any material change in any of such information until such time as the Investor has sold all of its Shares and Warrants or until the Company is no longer required to keep the Registration Statement effective; and (vi) the Investor has, in connection with its decision to purchase the number of Shares set forth on the Signature Page hereto and the Warrants to purchase the number of shares of Common Stock set forth on the Signature Page hereto, relied only upon the Company Information provided to the Investor by the Company in contemplation of this offering and the representations and warranties of the Company contained herein. Investor understands that its acquisition of the Shares and the Warrants has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Investor’s investment intent as expressed herein. Investor has completed or caused to be completed and delivered to the Company the Investor Questionnaire attached hereto Exhibit E, which questionnaire is true and correct in all material respects.

      5.2 The Investor acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company, or any agents acting on behalf of the Company, that would permit an offering of the Shares or the Warrants, or possession or distribution of offering materials in connection with the issue of the Shares and the Warrants, in any jurisdiction outside the United States where action for that purpose is required. Each Investor outside the United States will comply with all applicable

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laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers the Shares or the Warrants or has in its possession or distributes any offering material, in all cases at its own expense.

      5.3 The Investor hereby covenants with the Company not to make any sale of the Shares or the Warrants without complying with the provisions of this Agreement, including Section 7.2 hereof, and if selling pursuant to the Registration Statement, without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied. The Investor acknowledges that the certificates evidencing the Shares and the Warrants will be imprinted with a legend that prohibits their transfer except in accordance therewith. The Investor acknowledges that there may occasionally be times when the Company, based on the advice of its counsel, determines that it must suspend the use of the Prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC or until the Company has amended or supplemented such Prospectus.

      5.4 The Investor further represents and warrants to, and covenants with, the Company that (i) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      5.5 Investor will not, prior to the effectiveness of the Registration Statement, sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a “Disposition”), the Shares or the Warrants, nor will Investor engage in any hedging or other transaction which is designed to or could reasonably be expected to lead to or result in a Disposition by the Investor or any other person or entity. Such prohibited hedging or other transactions would include, without limitation, effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to the Shares or the Warrants or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Shares or the Warrants.

      5.6 The Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares and the Warrants.

      6.     Covenants of the Company; Rights of First Refusal.

      6.1 Special Meeting of Stockholders. The Company shall use its best efforts to call a special meeting of its stockholders (the “Special Meeting”), to be held within forty-five (45) days after the date of this Agreement as set forth on the Signature Page, and shall solicit at such Special Meeting all necessary or appropriate approvals of the stockholders, including without limitation, as may be required pursuant to the Nasdaq Rules, with respect to (i) effecting the Reverse Stock Split, if necessary; (ii) the transactions contemplated by the Agreements; and (iii) any other matters as may properly be brought before such Special Meeting; provided, however, that if due to the SEC review of the Company’s preliminary proxy statement filed in connection with the Special Meeting or any other delay due to unforeseen circumstances, the Special Meeting is not held within such forty-five (45) days, the Company shall use its best efforts to hold such Special Meeting as soon as thereafter reasonably practicable, and such delay shall not constitute a material breach of this Agreement or relieve the Investors from their obligations to purchase the Shares and the Warrants as otherwise set forth in and would be required by the Agreements; and provided, further that the failure to obtain stockholder approval of the transactions contemplated by the Agreements shall not relieve the

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Investors from their obligations to purchase the Shares and the Warrants as otherwise set forth in and would be required by the Agreements, subject to the provisions of Section 2.3 hereof.

      6.2 Board of Directors. The Company covenants to the Investor and, the Investor hereby agrees, that upon the Closing, Tang Capital Partners, LP (“Tang”) shall have the right to designate two (2) representatives to the Board of Directors of the Company to serve as the representative of the Series A Stock in accordance with the Certificate of Designation (the “Tang Representatives”). The Company shall take such corporate actions as may be necessary to facilitate such appointment. For so long as Tang holds an aggregate of at least 100 shares of Series A Stock (subject to adjustment for any stock split, reverse stock split or other similar event affecting the Series A Stock after the date of this Agreement), the Company covenants to the Investor and, the Investor hereby agrees, that the Company shall take such corporate actions as may be necessary to facilitate the election of the Tang Representatives at all meetings of the Company’s stockholders, including, but not limited to, nominating the Tang Representatives in the Company’s proxy solicitation materials. Notwithstanding anything in this Section 6.2 to the contrary, in the event the limitations set forth in Section 2.3 are applicable, Tang shall have the right to designate only one (1) such representative to the Board of Directors of the Company to serve as the representative of the Series A Stock in accordance with the Certificate of Designation. In the event that the Tang Representative(s) is or are, subject to the immediately preceding sentence, unable to serve on the Company’s Board of Directors as the result of his, her or their death, disability or family emergency, a majority of the then outstanding Series A Stock shall have the right to appoint such representative or representatives, as applicable, to serve on the Company’s Board of Directors in accordance with the Certificate of Designation.

      6.3 Nasdaq Listing. The Company covenants to each Investor that it shall use its commercially reasonable efforts to maintain the listing of the Common Stock on the Nasdaq Stock Market.

      6.4 Delivery of Conversion Shares. The Company covenants to each Investor that, upon conversion of the Series A Stock or exercise of Warrant(s) held by such Investor, as applicable, it shall use reasonable best efforts to cause the Conversion Shares to be issued and promptly delivered to such Investor in accordance with the Certificate of Designation, provided, however, that such issuance and delivery shall occur no later than ten (10) business days after the Company’s receipt of the Investor’s surrender of its certificates representing the shares of Series A Stock or Warrant(s), including, without limitation, properly completed Subscription Form(s) for such Warrant(s), as applicable, that such Investor desires to convert or exercise, as applicable.

      6.5 Rights of First Refusal.

      (a) Subsequent Offerings. Subject to applicable securities laws, the Investor shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the Closing Date, other than the Equity Securities excluded by subsection (f) hereof. Each Investor’s pro rata share is equal to the ratio of (a) the number of shares of the Company’s Common Stock issuable or issued upon conversion of the Shares or exercise of the Warrants which such Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company’s outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options, including the Warrants) immediately prior to the issuance of the Equity Securities. The term “Equity Securities” shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

      (b) Exercise of Rights. If the Company proposes to issue any Equity Securities, it shall give each Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Investor shall have ten (10) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to

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offer or sell such Equity Securities to any Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

      (c) Issuance of Equity Securities to Other Persons. If the Investors fail to exercise in full the rights of first refusal, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Investor’s rights were not exercised, at a price and upon general terms and conditions not materially more favorable to the purchasers thereof than specified in the Company’s notice to the Investors pursuant to subsection (b) hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to subsection (b), the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Investors in the manner provided above.

      (d) Sale Without Notice. In lieu of giving notice to the Investors prior to the issuance of Equity Securities as provided in subsection (b), the Company may elect to give notice to the Investors within thirty (30) days after the issuance of Equity Securities. Such notice shall describe the type, price and terms of the Equity Securities. Each Investor shall have fifteen (15) days from the date of receipt of such notice to elect to purchase up to the number of shares that would, if purchased by such Investor, maintain such Investor’s pro rata share (as set forth in subsection (a)) of the Company’s equity securities. The closing of such sale shall occur within ninety (90) days of the date of notice to the Investors.

      (e) Termination and Waiver of Rights of First Refusal. The rights of first refusal established by this Section 6.5 shall not apply to, and shall terminate upon the earlier of (i) the effective date of the automatic conversion of the Shares into Common Stock as provided for in the Certificate of Designation or (ii) a change in control of the Company. The rights of first refusal established by this Section 6.5 may be amended, or any provision waived with the written consent of Investors holding a majority of the Shares and the Warrants held by all Investors, or as permitted by Section 9.

      (f) Excluded Securities. The rights of first refusal established by this Section 6.5 shall have no application to any of the following Equity Securities:

(i) shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;

(ii) any Equity Securities issued to third-party service providers in exchange for or as partial consideration for services rendered to the Company; provided that the issuance of shares therein has been approved by the Board of Directors;

(iii) stock issued or issuable pursuant to any rights or agreements, options, warrants or convertible securities outstanding as of the Closing Date; and stock issued pursuant to any such rights or agreements granted after the Closing Date, so long as the rights of first refusal established by this Section 6.5 were complied with or were inapplicable pursuant to any provision of this subsection (f) with respect to the initial sale or grant by the Company of such rights or agreements;

(iv) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, strategic alliance, acquisition or similar business combination approved by the Board of Directors;

(v) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

(vi) shares of Common Stock issued or issuable pursuant to the Series A Stock dividend provisions;

(vii) the Conversion Shares;

(viii) any Equity Securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement, or debt financing from a bank or similar financial or lending institution approved by the Board of Directors

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(ix) any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act; and

(x) any equity securities issued in connection with strategic transactions involving the Company and other entities, including (i) joint ventures, manufacturing, marketing or distribution arrangements or (ii) technology transfer or development arrangements; provided that the issuance of shares therein has been approved by the Company’s Board of Directors.

      6.6 Indebtedness. The Company covenants to each Investor that it shall not incur indebtedness (other than payables in the ordinary course of business) in excess of $500,000 in the aggregate without the approval of the Board of Directors, including solely for the purposes of this covenant, the Tang Representative(s).

      6.7 Company Financings. The Company covenants to each Investor that for so long as the Series A Stock remains outstanding, the Company shall not issue, for the purposes of raising additional capital, any Equity Securities (as defined in Section 6.5, above), without the approval of the Board of Directors, including solely for the purposes of this covenant, the Tang Representative(s), except for such Equity Securities that are excluded by subsection 6.5(f).

      6.8 Key Man Retention. The Company covenants to each Investor that until the earlier to occur of (A) the unblinding and the public announcement of the results of the Corporation’s Phase II/III clinical trial of iseganan HCl for the prevention of ventilator-associated pneumonia or (B) the second anniversary of the Closing Date, the Company shall use its reasonable best efforts to retain the services of Henry J. Fuchs as an executive officer of the Company.

      6.9 Size of the Board of Directors. The Company covenants to each Investor that, subject to compliance with any applicable Nasdaq Rules, for so long as the Series A Stock remains outstanding, the size of the Board of Directors as of the Closing Date shall not be increased without the approval of the Board of Directors, including solely for the purposes of this covenant, the Tang Representative(s).

      6.10 Penalties for Breach of Covenants.

      (a) In the event that the Company breaches either of the covenants described in Sections 6.1 and 6.4 and has not cured such breach within ten (10) business days after such breach commenced, the Company shall pay to each Investor, in cash, two percent (2.0%) of such Investor’s aggregate purchase price per month (on a pro-rated basis) for the period commencing on the date of the breach and ending on the date that such breach has been cured.

      (b) In the event that the Company breaches the covenant described in Section 6.8, the Company shall pay to each Investor, in cash, a one-time payment equal to fifteen percent (15%) of such Investor’s aggregate purchase price; provided, however, that no such payment shall be due or payable in the event that either (i) Dr. Fuchs’ departure from the Company is the result of his death, disability or family emergency or (ii) the Company retains services of an executive officer to replace Dr. Fuchs within sixty (60) days of Dr. Fuchs’ departure, for reasons other than those set forth in clause (i) hereof, and such replacement is approved by the Board of Directors, including solely for the purposes of this covenant, the Tang Representative(s).

      (c) In the event that the Company’s Common Stock is delisted from the Nasdaq Stock Market at any time prior to the exercise or the expiration of the Warrants, the Stock Purchase Price (as defined in the Warrant) then in effect will be reduced by fifty percent (50%) without any concomitant increase in the number of shares of Common Stock for which such Warrant is then exercisable.

      7.     Registration of the Shares; Compliance with the Securities Act.

      7.1 Registration Procedures and Expenses. The Company shall:

(a) subject to receipt of necessary information from the Investors, prepare and file with the SEC, as soon as practicable, but in no event later than ten (10) business days after the Closing Date, a registration statement on Form S-3 (the “Registration Statement”) to enable the resale of the Conversion Shares issuable at the Closing and a reasonable estimate of any Common Stock to be issued as a dividend or

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other distribution with respect to, or in exchange for or in replacement of, the Conversion Shares (collectively, the “Registrable Securities”) by the Investors from time to time through the automated quotation system of the Nasdaq Stock Market or in privately-negotiated transactions;

(b) use its reasonable best efforts, subject to receipt of necessary information from the Investors, to cause the Registration Statement to become effective as soon as practicable, but in no event later than ninety (90) days after the Registration Statement is filed by the Company;

(c) use its reasonable best efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement current and effective for a period not exceeding, with respect to each Investor’s Registrable Securities purchased hereunder, the earlier of (i) the second anniversary of the Closing Date, (ii) the date on which the Investor may sell all Registrable Securities then held by the Investor without restriction by the volume limitations of Rule 144(e) of the Securities Act or (iii) such time as all Registrable Securities purchased by such Investor in this Offering have been sold pursuant to a registration statement;

(d) furnish to the Investor with respect to the Registrable Securities registered under the Registration Statement such number of copies of the Registration Statement, Prospectuses and Preliminary Prospectuses in conformity with the requirements of the Securities Act and such other documents as the Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Investor, provided, however, that the obligation of the Company to deliver copies of Prospectuses or Preliminary Prospectuses to the Investor shall be subject to the receipt by the Company of reasonable assurances from the Investor that the Investor will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such Prospectuses or Preliminary Prospectuses;

(e) file documents required of the Company for normal blue sky clearance in states specified in writing by the Investor, provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(f) bear all expenses in connection with the procedures in paragraph (a) through (e) of this Section 7.1 and the registration of the Registrable Securities pursuant to the Registration Statement; and

(g) advise the Investors, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation of any proceeding for that purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

(h) With a view to making available to the Investor the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investor to sell Registrable Securities to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of the Investor’s Registrable Securities may be resold pursuant to Rule 144(k) or any other rule of similar effect or (B) such date as all of the Investor’s Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and under the Exchange Act; and (iii) furnish to the Investor upon request, as long as the Investor owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail the Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

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      It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 7.1 that the Investor shall furnish to the Company such information regarding itself, the Registrable Securities to be sold by Investor, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities.

      The Company understands that the Investor disclaims being an underwriter, but the Investor being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has hereunder, provided, however, that if the Company receives notification from the SEC that the Investor is deemed an underwriter, then the period by which the Company is obligated to submit an acceleration request to the SEC shall be extended to the earlier of (i) the ninetieth (90th) day after such SEC notification, or (ii) one hundred twenty (120) days after the initial filing of the Registration Statement with the SEC.

      In the event that the Company does not file the Registration Statement within the time limits set forth in 7.1(a) above, the Company shall pay to each Investor, in cash, two percent (2.0%) of such Investor’s aggregate purchase price per month (on a pro-rated basis) for the period commencing on the required filing date and ending on the date the Registration Statement is filed.

      7.2 Transfer of Shares After Registration; Suspension.

      (a) The Investor agrees that it will not effect any Disposition of the Registrable Securities or its right to purchase the Registrable Securities that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement referred to in Section 7.1, including any means of sale that would be permissible under the Securities Act under the circumstances, and as described below, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Investor or its plan of distribution.

      (b) Except in the event that paragraph (c) below applies, the Company shall: (i) if deemed necessary by the Company, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Investor copies of any documents filed pursuant to Section 7.2(b)(i); and (iii) inform each Investor that the Company has complied with its obligations in Section 7.2(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Investor to that effect, will use its reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Investor pursuant to Section 7.2(b)(i) hereof when the amendment has become effective).

      (c) Subject to paragraph (d) below, in the event: (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (iv) of any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were

B-I-13

made, not misleading; then the Company shall deliver a certificate in writing to the Investor (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, the Investor will refrain from selling any Registrable Securities pursuant to the Registration Statement (a “Suspension”) until the Investor’s receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its reasonable efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable after delivery of a Suspension Notice to the Investors.

      (d) Notwithstanding the foregoing paragraphs of this Section 7.2, the Investor shall not be prohibited from selling Registrable Securities under the Registration Statement as a result of Suspensions on more than two occasions of not more than thirty (30) days each in any twelve (12) month period, unless, in the good faith judgment of the Company’s Board of Directors, upon advice of counsel, the sale of Registrable Securities under the Registration Statement in reliance on this paragraph 7.2(d) would be reasonably likely to cause a violation of the Securities Act or the Exchange Act and result in potential liability to the Company.

      (e) Provided that a Suspension is not then in effect, the Investor may sell Registrable Securities under the Registration Statement, provided that it arranges for delivery of a current Prospectus to the transferee of such Registrable Securities. Upon receipt of a request therefor, the Company has agreed to provide an adequate number of current Prospectuses to the Investor and to supply copies to any other parties requiring such Prospectuses.

      (f) In the event of a sale of Registrable Securities by the Investor, the Investor must also deliver to the Company’s transfer agent, with a copy to the Company, a Certificate of Subsequent Sale substantially in the form attached hereto as Exhibit F, so that the shares may be properly transferred.

      7.3 Indemnification. For the purpose of this Section 7.3:

(a) the term “Selling Stockholder” shall include the Investor, any affiliate of such Investor, any Trustee or officer of such Investor, and any investment adviser of such Investor (and each person, if any, who controls such Investor or such investment adviser within the meaning of Section 15 of the Securities Act);

(b) the term “Registration Statement” shall include any final Prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 7.1; and

(c) the term “untrue statement” shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement of a material fact contained in the Registration Statement, (ii) any omission of a material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement not misleading or (iii) any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will reimburse such Selling Stockholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement or the failure of such Selling Stockholder to comply with its covenants and agreements contained in Sections 5.1, 5.2,

B-I-14

5.3 or 7.2 hereof or any misstatement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Investor prior to the pertinent sale or sales by the Investor.

(ii) The Investor agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure to comply with the covenants and agreements contained in Section 5.1, 5.2, 5.3 or 7.2 hereof or (ii) any untrue statement of a material fact contained in the Registration Statement or any omission of a material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement not misleading if such untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of the Investor specifically for use in preparation of the Registration Statement, and the Investor will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that no Investor shall be required to pay any amount in excess of the gross amount received by the Investor from the sale of the Registrable Securities to which such loss relates.

(iii) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 7.3 (except to the extent that such omission materially and adversely affects the indemnifying party’s ability to defend such action) or from any liability otherwise than under this Section 7.3. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the reasonable opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

(iv) If the indemnification provided for in this Section 7.3 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then

B-I-15

each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investors on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or an Investor on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Investors were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Investor shall be required to contribute any amount in excess of the amount by which the gross amount received by the Investor from the sale of the Registrable Securities to which such loss relates exceeds the amount of any damages which such Investor has otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Investors’ obligations in this subsection to contribute are several in proportion to their sales of Registrable Securities to which such loss relates and not joint.

(v) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7.3, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 7.3 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act.

      7.4 Termination of Conditions and Obligations. The conditions precedent imposed by Section 5 or this Section 7 upon the transferability of the Shares and the Warrants or the Registrable Securities, as applicable, shall cease and terminate as to any particular Shares, Warrants or Registrable Securities, as applicable, when such Shares, Warrants or Registrable Securities, as applicable, shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the registration statement covering such Shares, Warrants or Registrable Securities, as applicable, or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

      7.5 Information Available. So long as the Registration Statement is effective covering the resale of Registrable Securities owned by the Investor, the Company will furnish to the Investor:

(a) as soon as practicable after it is available, one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants) and (ii) if not included in substance in the Annual Report to Stockholders, its Annual Report on Form 10-K (the foregoing, in each case, excluding exhibits);

(b) upon the reasonable request of the Investor, all exhibits excluded by the parenthetical to subparagraph (a)(ii) of this Section 7.5 as filed with the SEC and all other information that is made available to stockholders; and

B-I-16

(c) upon the reasonable request of the Investor, an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses.

      8. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three (3) business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one (1) business day after so mailed, (iii) if delivered by International Federal Express, two (2) business days after so mailed, (iv) if delivered by facsimile, upon electric confirmation of receipt and shall be delivered as addressed as follows:

(a)	if to the Company, to:

IntraBiotics Pharmaceuticals, Inc.
1255 Terra Bella Avenue
Mountain View, California 94043

Attn: Eric H. Bjerkholt
Senior Vice President and Chief Financing Officer
Phone: (650) 526-6840
Telecopy: (650) 567-6657

(b)	with a copy mailed to:

Cooley Godward LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306

Attn: Laura A. Berezin
Phone: (650) 843-5128
Telecopy: (650) 849-7400

(c)	if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

      9.     Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the majority in interest of the Investors.

      10.     Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the Shares and the Warrants being purchased and the payment therefor.

      11.     Expenses. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement and the transactions contemplated thereby. The Company shall, following the Closing, reimburse the reasonable fees of and expenses of one special counsel for Investors.

      12.     Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

      13.     Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

      14.     Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without giving effect to the principles of conflicts of law.

B-I-17

      15.     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

      16.     Confidential Disclosure Agreement. Notwithstanding any provision of this Agreement to the contrary, any confidential disclosure agreement previously executed by the Company and the Investor in connection with the transactions contemplated by this Agreement shall remain in full force and effect in accordance with its terms following the execution of this Agreement and the consummation of the transactions contemplated hereby.

B-I-18

Exhibit A

CERTIFICATE OF DESIGNATION

[see Appendix C]

B-A-1

Exhibit B

FORM OF WARRANT

[see Appendix D]

B-B-1

Exhibit C

FORM OF STOCKHOLDER AGREEMENT

[see Appendix E]

B-C-1

Exhibit D

INTRABIOTICS PHARMACEUTICALS, INC.

STOCK CERTIFICATE AND WARRANT QUESTIONNAIRE

      Pursuant to Section 5 of the Agreement, please provide us with the following information:

1.	The exact name that your Shares and Warrants are to be registered in (this is the name that will appear on your stock certificate(s)). You may use a nominee name if appropriate:
2.	The relationship between the Investor and the registered holder listed in response to item 1 above:
3.	The mailing address of the registered holder listed in response to item 1 above:
4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

B-D-1

Exhibit E

INTRABIOTICS PHARMACEUTICALS, INC.

INVESTOR QUESTIONNAIRE

(all information will be treated confidentially)

To: IntraBiotics Pharmaceuticals, Inc.

      This Investor Questionnaire (“Questionnaire”) must be completed by each potential investor in connection with the offer and sale of the shares of Series A Convertible Preferred Stock, par value $0.001 per share, and warrants to purchase shares of the common stock, par value $0.001 per share (the “Common Stock”), of IntraBiotics Pharmaceuticals, Inc. (collectively, the “Securities”). The Securities are being offered and sold by IntraBiotics Pharmaceuticals, Inc. (the “Corporation”) without registration under the Securities Act of 1933, as amended (the “Act”), and the securities laws of certain states, in reliance on the exemptions contained in Section 4(2) of the Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Corporation must determine that a potential investor meets certain suitability requirements before offering or selling Securities to such investor. The purpose of this Questionnaire is to assure the Corporation that each investor will meet the applicable suitability requirements. The information supplied by you will be used in determining whether you meet such criteria, and reliance upon the private offering exemption from registration is based in part on the information herein supplied.

      This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security. Your answers will be kept strictly confidential. However, by signing this Questionnaire you will be authorizing the Corporation to provide a completed copy of this Questionnaire to such parties as the Corporation deems appropriate in order to ensure that the offer and sale of the Securities will not result in a violation of the Act or the securities laws of any state and that you otherwise satisfy the suitability standards applicable to purchasers of the Securities. All potential investors must answer all applicable questions and complete, date and sign this Questionnaire. Please print or type your responses and attach additional sheets of paper if necessary to complete your answers to any item.

A.     Background Information

Name:

Business Address:

(Number and Street)

(City)	(State)	(Zip Code)

Telephone Number: (       )

Residence Address:

(Number and Street)

(City)	(State)	(Zip Code)

Telephone Number: (       )

If an individual:

Age:	Citizenship:	Where registered to vote:

If a corporation, partnership, limited liability company, trust or other entity:

Type of entity:

State of formation:	Date of formation:

Social Security or Taxpayer Identification No.

Send all correspondence to (check one): Residence Address	Business Address

B-E-1

B.     Status as Accredited Investor

      The undersigned is an “accredited investor” as such term is defined in Regulation D under the Act, as at the time of the sale of the Securities the undersigned falls within one or more of the following categories (Please initial one or more, as applicable):

 (1) a bank, as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Corporation licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with the investment decisions made solely by persons that are accredited investors;(1)

 (2) a private business development company as defined in Section 202(a)(22) of the Investment Adviser Act of 1940;

 (3) an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities offered, with total assets in excess of $5,000,000;

 (4) a director, executive officer, or general partner of the issuer of the Securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

 (5) a natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of such person’s purchase of the Securities exceeds $1,000,000;

 (6) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

 (7) a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; and

 (8) an entity in which all of the equity owners are accredited investors (as defined above).

      1 As used in this Questionnaire, the term “net worth” means the excess of total assets over total liabilities. In computing net worth for the purpose of subsection (4), the principal residence of the investor must be valued at cost, including cost of improvements, or at recently appraised value by an institutional lender making a secured loan, net of encumbrances. In determining income, the investor should add to the investor’s adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depiction, contributions to an IRA or KEOGH retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

B-E-2

C.     Representations

      The undersigned hereby represents and warrants to the Corporation as follows:

1. Any purchase of the Securities would be solely for the account of the undersigned and not for the account of any other person or with a view to any resale, fractionalization, division, or distribution thereof.

2. The information contained herein is complete and accurate and may be relied upon by the Corporation, and the undersigned will notify the Corporation immediately of any material change in any of such information occurring prior to the closing, if any, with respect to the purchase of Securities by the undersigned or any co-purchaser.

3. There are no suits, pending litigation, or claims against the undersigned that could materially affect the net worth of the undersigned as reported in this Questionnaire.

4. The undersigned acknowledges that the Securities will not be subject to ready liquidation, and that any Securities purchased by the undersigned would have to be held indefinitely unless there is a registration statement in effect under the Act with respect to the Securities or the Common Stock underlying the Securities or there a valid exemption for such registration. The overall commitment of the undersigned to investments which are not readily marketable is not excessive in view of the undersigned’s net worth and financial circumstances, and any purchase of the Securities will not cause such commitment to become excessive. The undersigned is able to bear the economic risk of an investment in the Securities.

5. In addition to reviewing the Corporation’s Offering Materials (as such term is defined in the Preferred Stock and Warrant Purchase Agreement to which this Questionnaire is attached), the undersigned has carefully considered the potential risks relating to the Corporation and a purchase of the Securities, and fully understands that the Securities are speculative investments which involve a high degree of risk of loss of the undersigned’s entire investment. Among others, the undersigned has carefully considered each of the risks described under the heading “Risks Related to Our Business” in the Corporation’s most recent annual report on Form 10-K and most recent report on Form 10-Q.

      IN WITNESS WHEREOF, the undersigned has executed this Questionnaire this           day of                     , 2003, and declares under oath that it is truthful and correct.

Print Name

By:
Signature

Title:

(required for any purchaser that is a corporation, partnership, trust or other entity)

B-E-3

Exhibit F

INTRABIOTICS PHARMACEUTICALS, INC.

CERTIFICATE OF SUBSEQUENT SALE

Computershare Trust Company, Inc.

RE:	Sale of Shares of Common Stock of IntraBiotics Pharmaceuticals, Inc. (the “Company”) pursuant to the Company’s Prospectus dated , 2002 (the “Prospectus”)

Dear Sir/Madam:

      The undersigned hereby certifies, in connection with the sale of shares of Common Stock of the Company (the “Shares”) included in the table of Selling Stockholders in the Prospectus, that the undersigned has sold the Shares pursuant to the Prospectus and in a manner described under the caption “Plan of Distribution” in the Prospectus and that such sale complies with all applicable securities laws, including, without limitation, the Prospectus delivery requirements of the Securities Act of 1933, as amended.

Selling Stockholder (the beneficial owner):
Record Holder (e.g., if held in name of nominee):

Restricted Stock Certificate No.(s):
Number of Shares Sold:
Date of Sale:

In the event that you receive a stock certificate(s) representing more shares of Common Stock than have been sold by the undersigned, then you should return to the undersigned a newly issued certificate for such excess shares in the name of the Record Holder and BEARING A RESTRICTIVE LEGEND. Further, you should place a stop transfer on your records with regard to such certificate.

Very truly yours,

By:
Print Name:
Title:

Dated:

cc:	Investor Relations

IntraBiotics Pharmaceuticals, Inc.
1255 Terra Bella Avenue
Mountain View, California 94043

B-F-1

AMENDMENT TO THE

PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

      This Amendment (the “Amendment”) to that certain Preferred Stock and Warrant Purchase Agreement (the “Agreement”) dated as of February 5, 2003, between IntraBiotics Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the undersigned (the “Investor”), is made and entered into as of February 11, 2003, by and between the Company and the Investor. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Agreement.

      1.     Section 3.3(e) of Annex I to the Agreement is hereby amended and restated in its entirety to read as follows:

“(e) The Company shall have effected a reverse stock split of the outstanding Common Stock (the “Reverse Stock Split”) within the range of 1-for-8 to 1-for-12 with the exact ratio determined by the Board of Directors.”

      2.     Exhibit B (Form of Warrant) to the Agreement is hereby replaced in its entirety by Exhibit B attached hereto.

      3.     The Agreement, as supplemented and modified by this Amendment, together with the other writings referred to in the Agreement or delivered pursuant thereto which form a part thereof, contain the entire agreement among the parties with respect to the subject matter thereof and amend, restate and supersede all prior and contemporaneous arrangements and understandings with respect thereto.

      4.     Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in the other documents entered into in connection with the Agreement, shall mean and be a reference to the Agreement as amended hereby. Except as specifically amended above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

      5.     This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all of which when taken together shall constitute but one agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Preferred Stock and Warrant Purchase Agreement as of the date set forth in the first paragraph hereof.

COMPANY:	INVESTOR:

INTRABIOTICS PHARMACEUTICALS, INC.	(Entity Name, if applicable)

Signature:	Signature:

Print Name:	Print Name:

Title:	Title:

Appendix C

CERTIFICATE OF DESIGNATION

INTRABIOTICS PHARMACEUTICALS, INC.

CERTIFICATE OF DESIGNATION

OF
SERIES A CONVERTIBLE PREFERRED STOCK

(Pursuant to Section 151 of the

Delaware General Corporation Law)

      INTRABIOTICS PHARMACEUTICALS, INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 151 of the Delaware General Corporation Law, DOES HEREBY CERTIFY:

      That pursuant to the authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the Certificate of Incorporation of the Corporation and by Section 151(g) of the Delaware General Corporation Law, on                     , 2003, the Board of Directors adopted the following resolutions, creating a series of shares of convertible Preferred Stock, designated as “Series A Convertible Preferred Stock:”

“RESOLVED, that pursuant to the authority vested in the Board of Directors of INTRABIOTICS PHARMACEUTICALS, INC., a corporation organized and existing under the laws of the State of Delaware by the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), the Board of Directors does hereby provide for the authorization and issuance of a series of convertible Preferred Stock, par value $.001 per share, of the Corporation, to be designated “Series A Convertible Preferred Stock,” initially consisting of 350 shares, and does hereby fix and herein state and express the designations, powers, preferences, and relative participating, optional, or other special rights, and the qualifications, limitations, and restrictions thereof, as follows:

      Section 1. Designation and Amount. Three hundred fifty (350) shares of Preferred Stock are designated Series A Convertible Preferred Stock (the “Series A Preferred”), with the rights, preferences, privileges and restrictions specified herein.

      Section 2. Dividends. Holders of the Series A Preferred shall be entitled to the following dividend rights:

a. Series A Dividends. Holders of Series A Preferred on the applicable Dividend Record Date (as defined below), in preference to the holders of any other stock of the Corporation ranking junior in right of payment of dividends, including, without limitation, the Corporation’s Common Stock (the “Common Stock”) (stock of the Corporation being junior to the Series A Preferred with respect to voting, dividends or liquidation preferences, as the case may be, being referred to herein as “Junior Stock”), shall be entitled to receive, but only out of funds that are legally available therefor, cumulative dividends, payable quarterly on March 31, June 30, September 30 and December 31 of each year commencing on June 30, 2003 (each such date being referred to herein as a “Dividend Payment Date”), at the rate of eight percent (8%) per annum of the Original Issue Price (as defined below) on each outstanding share of Series A Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), in the form of shares of Common Stock. The number of shares of Common Stock issuable to each holder of Series A Preferred shall be equal to the quotient obtained by dividing the aggregate amount of dividends such holder is entitled to receive by the per share Computed Price (as defined below). The Corporation shall, in lieu of issuing any fractional shares, pay cash to such holders for such fractional shares. The “Original Issue Price” of the Series A Preferred shall be $10,000.00. The “Dividend Record Date” shall mean, with respect to any Dividend Payment Date, the date that is ten (10) business days prior to such Dividend Payment Date. The “Computed Price” of one share of Common Stock shall mean the average of the closing sale prices (or the closing bids, if no sales were reported) of the Common Stock on The Nasdaq National Market, if the Common Stock is traded on such market, for the five (5) trading days immediately preceding and ending on the last trading day prior to the applicable Dividend Payment Date. If the Common Stock is not traded on The Nasdaq National Market, the Computed Price shall be determined by reference to the closing sale prices (or the closing bids, if no sales were reported) of the Common Stock on the Nasdaq SmallCap Market, OTC Bulletin Board, Pink Sheets or on any other exchange on which the Common Stock is listed or traded, whichever is applicable. In the absence of such markets for the Common Stock, the Computed Price shall be determined in good faith by the Board of Directors.

b. Limitations on Dividends. So long as any shares of Series A Preferred are outstanding, the Corporation shall not pay or declare any dividend, whether in cash or property, or make any other distribution on Junior Stock, or purchase, redeem or otherwise acquire for value any shares of Junior Stock unless and until all accrued or declared and unpaid dividends on the Series A Preferred shall have first been paid or declared and set apart; provided, however, that the foregoing shall not be deemed to prohibit the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, or through the exercise of any right of first refusal.

      In the event that the payment of dividends in the form of shares of Common Stock as provided for in Section 2(a) above would cause (A) a holder of Series A Preferred to beneficially own (as that term is defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) in excess of 19.9% of the Corporation’s Common Stock (treating outstanding shares of Series A Preferred as if converted) outstanding as of the applicable Dividend Record Date or (B) the total number of shares issued or deemed issued under the Preferred Stock and Warrant Purchase Agreement dated February      , 2003, pursuant to which shares of Series A Preferred are being sold and issued (the “Purchase Agreement”), to exceed 19.9% of the Corporation’s issued and outstanding shares of Common Stock on the date of the Purchase Agreement without first obtaining stockholder approval (in accordance with the requirements of The Nasdaq Stock Market for purposes of Rule 4350(i)(1)(B) or Rule 4350(i)(1)(D) thereof, as applicable), then the Corporation shall not pay such dividends and such dividends shall accrue and be paid at the earliest time, and from time to time, on which the Corporation is legally able to pay such dividends without violating the applicable requirements of The Nasdaq Stock Market.

c. Common Stock Dividends. In the event dividends are paid on any share of Common Stock, other than in the form of shares of Common Stock pursuant to Section 4.f, the Corporation shall pay an additional dividend on all outstanding shares of Series A Preferred in a per share amount equal (on an as-if-converted to Common Stock basis) to the amount paid or set aside for each share of Common Stock.

d. Waiver. The holders of the Series A Preferred expressly waive their rights, if any, as described in California Corporations Code Sections 502, 503 and 506 as they relate to repurchases of shares of Common Stock upon termination of employment or service as a consultant or director.

      Section 3.     Liquidation Rights.

      a.     Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary (a “Liquidation Event”), before any distribution or payment shall be made to the holders of any Junior Stock, each holder of Series A Preferred shall be entitled to be paid out of the assets of the Corporation legally available for distribution, or the consideration received in such transaction, an amount per share of Series A Preferred equal to the Original Issue Price plus all accrued or declared and unpaid dividends, such and only such dividends to be payable in cash, on the Series A Preferred, if any, (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the date that shares of Series A Preferred are first issued (the “Original Issue Date”)) for each share of Series A Preferred held by such holder. If, upon any such liquidation, dissolution or winding up, the assets of the Corporation (or the consideration received in such transaction) shall be insufficient to make payment in full to all holders of Series A Preferred of the liquidation preference set forth in this Section 3.a, then such assets (or consideration) shall be distributed among the holders of the Series A Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled. After payment of the full liquidation preference of the Series A Preferred as aforesaid, the assets of the Corporation legally available for distribution (or the consideration received in such transaction), if any, shall be distributed to the holders of any Junior Stock in accordance with the Certificate of Incorporation and any other Certificate of Designations creating a series of Preferred Stock or any similar stock.

      b.     Deemed Liquidation.

      (i)     For purposes of Section 3.a, the holders of not less than a majority of the then outstanding Series A Preferred may elect to have treated as a Liquidation Event: (A) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions that have been approved by the Board of Directors of the Corporation (including, without limitation, any reorganization, merger or consolidation, other than with a wholly-owned subsidiary corporation or solely for the purposes of changing the domicile of the Corporation), or (B) a sale, transfer or disposition of all or substantially all of the shares or assets of the Corporation by a means of any transaction or series of related transactions that have been approved by the Board of Directors of the Corporation (including, without limitation, any reorganization, merger or consolidation, other than with a wholly-owned subsidiary corporation or solely for the purposes of changing the domicile of the Corporation); unless the Corporation’s stockholders as constituted immediately prior to such transaction will, immediately after such transaction (by virtue of securities issued as consideration for the transaction) hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity.

      (ii) In the event of an election made pursuant to Section 3.b(i), the value of any non-cash consideration received by the Corporation will be deemed to be its fair market value (as determined in good faith by the Board of Directors). Any securities to be delivered to the holders of Series A Preferred or Common Stock, as the case may be, shall be valued as follows:

(A) Securities not subject to investment letter or other similar restrictions on free marketability:

1) If traded on a securities exchange or through The Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) trading days ending three (3) trading days prior to the closing;

2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) trading days ending three (3) trading days prior to the closing; and

3) If there is no active public market, the value shall be the fair market value thereof (as determined in good faith by the Board of Directors).

(B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in A(1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined in good faith by the Board of Directors and the holders of at least two-thirds ( 2/3) of the Series A Preferred then outstanding provided that if the Board of Directors and the holders of at least two-thirds ( 2/3) of the Series A Preferred then outstanding are unable to reach agreement, then by independent appraisal by a mutually agreed to investment banker, the fees of which shall be paid by the Corporation.

      (iii) In the event the requirements of this Section 3 are not complied with, the Corporation shall either:

(A) cause such closing to be postponed until such time as the requirements of this Section 3 have been complied with; or

(B) cancel such transaction, in which event the respective rights, preferences and privileges of the holders of Series A Preferred shall revert to and be the same as such rights, preferences and privileges existing immediately prior thereto.

      Section 4. Conversion. The holders of the Series A Preferred shall have conversion rights as follows:

a. Optional Conversion. Subject to and in compliance with the provisions of this Section 4, any shares of Series A Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of

Series A Preferred shall be entitled upon conversion shall be the product obtained by multiplying the Conversion Rate then in effect (determined as provided in Section 4.b below) by the number of shares of Series A Preferred being converted.

b. Conversion Rate. The Conversion Rate for Series A Preferred in effect at any time for conversion of the Series A Preferred (the “Conversion Rate”) shall be the quotient obtained by dividing the Original Issue Price by the Conversion Price, calculated as provided in Section 4.c below.

c. Conversion Price. The Conversion Price for the Series A Preferred shall initially be equal to ninety-two percent (92%) of the Closing Price (as defined below) (the “Conversion Price”). Such initial Conversion Price shall be adjusted from time to time in accordance with this Section 4. All references to the Conversion Price herein shall mean the Conversion Price as so adjusted. The “Closing Price” shall be the lesser of (i) the average of the closing sale prices (or the closing bids, if no sales were reported) of the Common Stock as reported on The Nasdaq National Market for the five (5) trading days immediately preceding and ending on the last trading day prior to the date of execution of the Purchase Agreement and (ii) the average of the closing sale prices (or the closing bids, if no sales were reported) of the Common Stock as reported on The Nasdaq National Market for the five (5) trading days immediately preceding and ending on the last trading day prior to the Original Issue Date.

d. Mechanics of Conversion. Each holder of Series A Preferred who desires to convert the same into shares of Common Stock pursuant to this Section 4 shall surrender its certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred, and shall give written notice to the Corporation at such office that it elects to convert the same. Such notice shall state the number of shares of Series A Preferred being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder of Series A Preferred a certificate or certificates, registered in such names as are specified by the holder, for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash (at the Common Stock’s fair market value determined by the Board of Directors as of the date of conversion) the value of any fractional share of Common Stock otherwise issuable to any holder of Series A Preferred. In lieu of delivering physical certificates representing the Common Shares issuable upon conversion of Series A Preferred or in payment of dividends hereunder, provided the Corporation’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the holder, and in accordance with applicable law, the Corporation shall use its reasonable best efforts to cause its transfer agent to electronically transmit the Common Shares issuable upon conversion or dividend payment to the holder, by crediting the account of the holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system. The parties agree to coordinate with DTC to accomplish this objective. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series A Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

e. Adjustment for Stock Splits and Combinations. If at any time or from time to time after the Original Issue Date the Corporation effects a subdivision of the outstanding Common Stock without a corresponding subdivision of the Series A Preferred, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if at any time or from time to time after the Original Issue Date the Corporation combines the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Series A Preferred, the Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 4.e shall become effective at the close of business on the date the subdivision or combination becomes effective.

f. Adjustment for Common Stock Dividends and Distributions. If at any time or from time to time after the Original Issue Date the Corporation pays a dividend or other distribution to the holders of Common Stock (without a corresponding payment to the holders of Series A Preferred) in additional shares of Common Stock, the Conversion Price that is then in effect shall be decreased as of the time of such issuance, as provided below:

(i) The Conversion Price shall be adjusted by multiplying the Conversion Price then in effect by a fraction equal to:

(A) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance, and

(B) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

(ii) If the Corporation fixes a record date to determine which holders of Common Stock are entitled to receive such dividend or other distribution, the Conversion Price shall be fixed as of the close of business on such record date and the number of shares of Common Stock shall be calculated immediately prior to the close of business on such record date; and

(iii) If such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 4.f to reflect the actual payment of such dividend or distribution.

g. Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Series A Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4), in any such event each holder of Series A Preferred shall then have the right to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series A Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

h. Reorganizations, Mergers or Consolidations. If at any time or from time to time after the Original Issue Date, there is a capital reorganization of the Common Stock or the merger or consolidation of the Corporation with or into another corporation or another entity or person or the sale, lease or other disposition of all or substantially all of the assets of the Corporation (an “Asset Transfer”) (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 4) (a “Capital Reorganization”), as a part of such Capital Reorganization, provision shall be made so that each holder of Series A Preferred shall thereafter be entitled to receive upon conversion of the Series A Preferred the kind and amount of stock and other securities and property receivable upon such Capital Reorganization by holders of the maximum number of shares of Common Stock into which such shares of Series A Preferred could have been converted immediately prior to such Capital Reorganization, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Series A Preferred after the Capital Reorganization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Series A Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

i. Ownership Limitation. In the event that the effect of any provision set forth in this Section 4 would cause (A) a holder of Series A Preferred to beneficially own (as that term is defined in Rule 13d-3 of the Exchange Act) in excess of 19.9% of the Corporation’s Common Stock (treating outstanding shares of Series A Preferred as if converted) outstanding as of the applicable effective date or (B) the total number of shares issued or deemed issued under the Purchase Agreement would exceed 19.9% of the Corporation’s issued and outstanding shares of Common Stock on the date of the Purchase Agreement without first obtaining stockholder approval (in accordance with the requirements of The Nasdaq Stock Market for purposes of Rule 4350(i)(1)(B) or Rule 4350(i)(1)(D) thereof, as applicable), then the Corporation shall not be required to take any action or make any adjustment with respect to the Series A Preferred until such time as such action could be taken or such adjustment could be made without the violation of applicable requirements of The Nasdaq Stock Market.

j. No Impairment. Without the consent of the holders of the then outstanding Series A Preferred as required under Section 5.c, the Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series A Preferred against impairment.

k. Certificate of Adjustment. In each case of an adjustment or readjustment of the Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series A Preferred, if the Series A Preferred is then convertible pursuant to this Section 4, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series A Preferred at the holder’s address as shown in the Corporation’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the Conversion Price at the time in effect and (ii) the type and amount, if any, of other property which at the time would be received upon conversion of the Series A Preferred.

l. Notices of Record Date. Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any Asset Transfer, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series A Preferred all notices, materials, proxy statements, information statements and any other documents (including information that is reasonably sufficient to enable such holders of Series A Preferred to make a determination as to whether it would be to their advantage to convert their shares of Series A Preferred to shares of Common Stock pursuant to this Section 4 prior to any transaction listed in (ii) above) distributed generally to the holders of shares of Common Stock of the Corporation, at such times and by such methods as such documents are distributed to such holders of Common Stock.

m. Automatic Conversion.

(i) Each share of Series A Preferred shall automatically be converted into shares of Common Stock, based on the then-effective Conversion Rate, on the tenth (10th) day after the day that the closing sale price (or the closing bid, if no sales were reported) of the Common Stock on The Nasdaq National Market has reached four (4) times the Closing Price (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Common Stock) and remained at such level or higher for twenty (20) consecutive trading days (the “Trigger Price Level”); provided that such Trigger Price Level shall have been reached after the earlier to occur of (A) the unblinding and the public announcement of the results of the Corporation’s Phase II/III clinical trial of iseganan HCl for the prevention of ventilator-associated pneumonia or (B) the second anniversary of the Original Issue Date.

(ii) Upon a conversion in accordance with Section 4.m(i) above, the outstanding shares of Series A Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Preferred are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series A Preferred, the holders of Series A Preferred shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series A Preferred. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred surrendered were convertible on the date on which such automatic conversion occurred. In lieu of delivering physical certificates representing the Common Shares issuable upon conversion of Series A Preferred, provided the Corporation’s transfer agent is participating in the DTC FAST program, upon request of the holder, and in accordance with applicable law, the Corporation shall use its reasonable best efforts to cause its transfer agent to electronically transmit the Common Shares issuable upon conversion to the holder, by crediting the account of the holder’s prime broker with DTC through its DWAC system. The parties agree to coordinate with DTC to accomplish this objective.

n. Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock’s fair market value (as determined in good faith by the Board of Directors) on the date of conversion.

o. Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred, the Corporation will promptly take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

p. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three (3) business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one (1) business day after so mailed, (iii) if delivered by International Federal Express, two (2) business days after so mailed, (iv) if delivered by facsimile, upon electric confirmation of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

q. Payment of Taxes. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series A Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred so converted were registered.

      Section 5.     Voting Rights.

      a.     General Rights. Except as otherwise provided herein or as required by law, the Series A Preferred shall vote together with the Common Stock at any annual or special meeting of the stockholders and not as a separate class. Solely for the purposes of the voting rights pursuant to this Section 5, each holder of shares of the Series A Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A Preferred could be converted based on a conversion price equal to the closing bid price of the Common Stock on The Nasdaq National Market on the date the Purchase Agreement is signed (as adjusted for stock splits, reverse stock splits or other similar event affecting the Series A Preferred after the filing date hereof) and shall have voting rights and powers equal to the voting rights and powers of the Common Stock. Each holder of shares of Series A Preferred shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation.

      b.     Election of Directors. So long as at least 100 shares of Series A Preferred (subject to adjustment for any stock split, reverse stock split or other similar event affecting the Series A Preferred after the filing date hereof) remain outstanding, (A) the holders of the Series A Preferred, voting together as a separate class, shall be entitled to elect two (2) members of the Board of Directors of the Corporation at each meeting of the Company’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors and (B) the holders of Common Stock and Series A Preferred, voting together as a single class on an as-is-converted basis, shall be entitled to elect the remaining members of the Board of Directors at each meeting of the Company’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such director.

      Notwithstanding anything set forth in this Section 5.b to the contrary, in the event that the total number of shares of Series A Preferred (on an as-is-converted basis) issued or issuable pursuant to the Purchase Agreement is subject to the limitation of no greater than 19.9% of the Corporation’s issued and outstanding shares of Common Stock on the date of the Purchase Agreement (in accordance with the requirements of The Nasdaq Stock Market for purposes of Rule 4350(i)(1)(D) thereof), then for so long as at least 100 shares of Series A Preferred (subject to adjustment for any stock split, reverse stock split or other similar event affecting the Series A Preferred after the filing date hereof) remain outstanding, (A) the holders of the Series A Preferred, voting together as a separate class, shall be entitled to elect one (1) member of the Board of Directors of the Corporation at each meeting of the Company’s stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director and (B) the holders of Common Stock and Series A Preferred, voting together as a single class on an as-is-converted basis, shall be entitled to elect the remaining members of the Board of Directors at each meeting of the Company’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

      c.     Separate Vote of Series A Preferred. For so long as at least 100 shares of Series A Preferred (subject to adjustment for any stock split, reverse stock split or other similar event affecting the Series A Preferred after the filing date hereof) remain outstanding, in addition to any other vote or consent required herein or by law, the vote of the holders of at least a majority of the outstanding Series A Preferred shall be necessary for effecting or validating the following actions:

(i) Any amendment, alteration, or repeal of any provision of the Certificate of Incorporation (including any filing of a Certificate of Designation), that alters or changes the voting or other powers, preferences, or other special rights, privileges or restrictions of the Series A Preferred so as to affect them adversely;

(ii) Any authorization, designation or issuance, whether by reclassification or otherwise, of any new class or series of stock or any other securities convertible into equity securities of the Corporation ranking senior to the Series A Preferred in right of liquidation preference, voting or dividends; and

(iii) Prior to the second (2nd) anniversary of the Original Issue Date, any merger into or consolidation with any other corporation (other than a wholly-owned subsidiary corporation or for the purposes of changing the domicile of the Corporation) or the completion of any transaction or series of related transactions in which fifty percent (50%) or more of the voting power of the Corporation is transferred or any Asset Transfer.

      Section 6.     No Reissuance of Series A Preferred. No shares of Series A Preferred acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued.”

      IN WITNESS WHEREOF, said INTRABIOTICS PHARMACEUTICALS, INC. has caused this Certificate of Designation to be signed by its Chief Executive Officer as of                               , 2003.

INTRABIOTICS PHARMACEUTICALS, INC.

By:

Name: Henry J. Fuchs, M.D.
Title: Chief Executive Officer

Appendix D

FORM OF WARRANT

No. CW —

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE SHARES

OF COMMON STOCK OF
INTRABIOTICS PHARMACEUTICALS, INC.
(Void after                     , 2008)

      This certifies that                     , or its permitted assigns (the “Holder”), for value received, is entitled to purchase from INTRABIOTICS PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), having a place of business at 1255 Terra Bella Avenue, Mountain View, California 94043, such aggregate maximum number of fully paid and nonassessable shares of the Company’s Common Stock (“Common Stock”) as would be obtained in accordance with the formula set forth below at a price equal to the Stock Purchase Price (as defined below) at any time or from time to time, subject to Section 1.1 hereof, up to and including 5:00 p.m. (Pacific time) on                     , 2008 (the “Expiration Date”) upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and upon payment in cash or wire transfer of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The aggregate number of shares subject to this Warrant shall be equal to (i) 50% of the Holder’s aggregate purchase price for the shares of Series A Convertible Preferred Stock (the “Series A Preferred”) as set forth on the Signature Page (as defined therein) of that certain Preferred Stock and Warrant Purchase Agreement (the “Purchase Agreement”), dated as of February 5, 2003 (the “Definitive Agreement Date”), between the Holder and the Company divided by (ii) ninety-two percent (92%) of the Stock Purchase Price. The “Stock Purchase Price” shall initially be equal to the lesser of (i) the average of the closing sale prices of the Common Stock on The Nasdaq National Market for the five (5) trading days immediately preceding and ending on the last trading day prior to the Definitive Agreement Date and (ii) the average of the closing sale prices of the Common Stock on The Nasdaq National Market for the five (5) trading days immediately preceding and ending on the last trading day prior to the issuance date of this Warrant (the “Original Issue Date”); provided, however, that notwithstanding anything set forth herein to the contrary, in the event that the total number of shares of Series A Preferred (on an as-is-converted basis) issued or issuable pursuant to the Purchase Agreement is subject to the limitation of no greater than 19.9% of the Company’s issued and outstanding shares of Common Stock on the date of the Purchase Agreement (in accordance with the requirements of The Nasdaq Stock Market for purposes of Rule 4350(i)(1)(D) thereof), then the Stock Purchase Price shall be equal to the closing bid price of the Common Stock on The Nasdaq Stock Market on the Definitive Agreement Date. The Stock Purchase Price and the number of shares purchasable hereunder are subject to adjustment as provided in Section 3 of this Warrant.

      This Warrant is subject to the following terms and conditions:

      1.     Exercise; Issuance of Certificates; Payment for Shares.

      1.1 General. This Warrant is exercisable at the option of the Holder of record hereof, at any time or from time to time, up to the Expiration Date for all or any part of the shares of Common Stock (but not for a fraction of a share) which may be purchased hereunder; provided, however, that notwithstanding anything set forth herein to the contrary, in the event that the total number of shares of Series A Preferred (on an as-is-

converted basis) issued or issuable pursuant to the Purchase Agreement is subject to the limitation of no greater than 19.9% of the Company’s issued and outstanding shares of Common Stock on the date of the Purchase Agreement (in accordance with the requirements of The Nasdaq Stock Market for purposes of Rule 4350(i)(1)(D) thereof), then this Warrant shall not be exercisable until after the six (6) months anniversary of the Original Issue Date. The Company agrees that the shares of Common Stock purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed, executed Form of Subscription delivered and payment made for such shares. Certificates for the shares of Common Stock so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company’s expense within a reasonable time after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all the shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares purchasable under the Warrant surrendered upon such purchase to the Holder hereof within a reasonable time. Each stock certificate so delivered shall be in such denominations of Common Stock as may be requested by the Holder hereof and shall be registered in the name of such Holder or in the name of Holder’s affiliate and/or subsidiary as may be requested by the Holder.

      1.2 Net Issue Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company’s Common Stock is greater than the Stock Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Form of Subscription with notice of such election in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X	=	Y (A - B) --------- A

Where X =	the number of shares of Common Stock to be issued to the Holder
Y =	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)
A =	the fair market value of one share of the Company’s Common Stock (at the date of such calculation)
B =	Stock Purchase Price (as adjusted to the date of such calculation)

      For purposes of the above calculation, if the Common Stock is traded on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, then the fair market value of one share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or, if not reported in The Wall Street Journal, then such other source as the Company’s Board of Directors reasonably deems reliable. In the absence of such markets for Common Stock, the fair market value of one share of Common Stock shall be determined by the Company’s Board of Directors in good faith.

      2.     Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Common Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange upon which the Common Stock may be listed; provided, however, that, except as required by the Purchase Agreement, the Company shall not be required to effect a registration under federal or state securities laws solely because of such exercise. The Company will not take any action which would result in any adjustment of the Stock Purchase Price (as set forth in Section 3 hereof) if the total number of shares of Common Stock issuable after such action upon exercise of all outstanding warrants, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding, would exceed the total number of shares of Common Stock then authorized by the Company’s Certificate of Incorporation.

      3.     Adjustment of Stock Purchase Price and Number of Shares. The Stock Purchase Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3. Upon each adjustment of the Stock Purchase Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Stock Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Stock Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Stock Purchase Price resulting from such adjustment.

      3.1 Subdivision or Combination of Stock. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Stock Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased.

      3.2 Dividends in Common Stock, Other Stock, Property, Reclassification. If at any time or from time to time the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,

(a) Common Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution,

(b) any cash paid or payable otherwise than as a cash dividend, or

(c) Common Stock or additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, (other than shares of Common Stock issued as a stock split or adjustments in respect of which shall be covered by the terms of Section 3.1 above), then and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clauses (b) and (c) above) which such Holder would hold on the date of such exercise had he been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

      3.3 Reorganization, Reclassification, Consolidation, Merger or Sale. If any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property (an “Organic Change”), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In the event of any Organic Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Stock Purchase Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

      3.4 Certain Events. If any change in the outstanding Common Stock of the Company or any other event occurs as to which the other provisions of this Section 3 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of the Warrant in accordance with such provisions, then the Board of Directors of the Company shall make an adjustment in the number and class of shares available under the Warrant, the Stock Purchase Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder of the Warrant upon exercise for the same aggregate Stock Purchase Price the total number, class and kind of shares as such Holder would have owned had the Warrant been exercised prior to the event and had such Holder continued to hold such shares until after the event requiring adjustment.

      3.5 Notices of Change.

      (a) Immediately upon any adjustment in the number or class of shares subject to this Warrant and of the Stock Purchase Price, the Company shall give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

      (b) The Company shall give written notice to the Holder at least ten (10) calendar days prior to the date on which the Company closes its books or takes a record for determining rights to receive any dividends or distributions or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right.

      (c) The Company shall give written notice to the Holder at least ten (10) calendar days prior to the date on which an Organic Change shall take place, including in such notice the date as of which the Organic Change is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such Organic Change.

      (d) The Company shall initiate the delivery of written notice to the Holder of any voluntary or involuntary dissolution, liquidation or winding-up of the Company (the “Dissolution”) on the date such Dissolution is publicly announced, including in such notice the date as of which the Dissolution is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any.

      3.6 Delisting of Common Stock. If at any time after the Definitive Agreement Date and prior to the Expiration Date or the exercise of this Warrant, the Company’s Common Stock is delisted from The Nasdaq National Market, then the then-existing Stock Purchase Price shall be reduced, as of the opening of business on the first business day immediately following such delisting, to a price equal to fifty percent (50%) of the then existing Stock Purchase Price without, solely for the purposes of this Section 3.6, any concomitant increase in the number of shares of Common Stock for which such Warrant is then exercisable.

      4. Listing. The Company shall file any forms and do any acts as shall be required from time to time to secure the listing or quotation of the Common Stock issuable upon exercise of the Warrant with each national securities exchange or automated quotation system, if any, upon which shares of such securities are then listed or traded and shall use its commercially reasonable efforts to maintain, so long as any other shares of such securities shall be so listed or traded, such listing or quotation of all securities issued or issuable upon the exercise of this Warrant.

      5. Issue Tax. The issuance of certificates for shares of Common Stock upon the exercise of the Warrant shall be made without charge to the Holder of the Warrant for any issue tax (other than any applicable income taxes) in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

      6. Closing of Books. The Company will at no time close its transfer books against the transfer of any warrant or of any shares of Common Stock issued or issuable upon the exercise of any warrant in any manner which interferes with the timely exercise of this Warrant.

      7. No Voting or Dividend Rights; Limitation of Liability. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder of the Company or any other matters or any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Stock Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or by its creditors.

      8. Representations of Holder. Holder represents that it has all necessary power and authority to execute and deliver this Warrant. Holder further represents that it understands that neither this Warrant nor the shares of Common Stock issuable upon the exercise thereof have been registered under the Act, and are being offered pursuant to an exemption from registration contained in the Act based in part upon Holder’s representations contained in this Section 8. Holder represents that by reason of its own, or of its management’s, knowledge and experience in financial and business matters, Holder is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests in connection with the issuance of this Warrant and the shares of Common Stock issuable upon the exercise thereof, and is able to bear risk, including a complete loss, of the investment. Holder represents that it is an “accredited investor” within the meaning set forth in Regulation D under the Act. Holder represents that it is acquiring such securities for its own account for investment only, and not with a view towards their distribution.

      9. Transferability. This Warrant is not transferable except to an affiliate of Holder; provided that Holder provides prior written notice of such transfer to the Company, such transferee agrees to be bound by the obligations hereunder, and the Company may treat such transferee as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant.

      10. Rights and Obligations Survive Exercise of Warrant. The rights and obligations of the Company, of the Holder of this Warrant and of the holder of shares of Common Stock issued upon exercise of this Warrant, shall survive the exercise of this Warrant.

      11. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

      12. Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be in writing, shall refer specifically to this Warrant and shall be personally delivered or shall be sent by certified mail or internationally recognized overnight courier, postage prepaid, to Holder at its address as shown on the signature page hereto or to the Company at the address indicated therefor in the first paragraph of this Warrant or such other address as either may from time to time provide to the other in writing. Any delivery, notice, request or other document given in conformity with this Section 12 shall be deemed to be effective when received by the addressee.

      13. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder hereof.

      14. Descriptive Headings and Governing Law. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

      15. Lost Warrants. The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

      16. Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Stock Purchase Price.

[THIS SPACE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized this           day of                     , 2003.

INTRABIOTICS PHARMACEUTICALS, INC.

By:

Eric H. Bjerkholt
Senior Vice President and Chief
Financial Officer

HOLDER:

Print Entity Name, if applicable

By:

Print Name:

Title:

Address:

SUBSCRIPTION FORM

Date:                     , 200

IntraBiotics Pharmaceuticals, Inc.

1255 Terra Bella Avenue
Mountain View, CA 94043
Attn: Chief Financial Officer

Ladies and Gentlemen:

☐	The undersigned hereby elects to exercise the warrant issued to it by IntraBiotics Pharmaceuticals, Inc. (the “Company”) and dated , 2003 Warrant No. CW- (the “Warrant”) and to purchase thereunder shares of the Common Stock of the Company (the “Shares”) at a purchase price of $ per Share or an aggregate purchase price of Dollars ($ ) (the “Purchase Price”).
☐	The undersigned hereby elects to convert percent ( %) of the value of the Warrant pursuant to the provisions of Section 1.2 of the Warrant.

      Pursuant to the terms of the Warrant the undersigned has delivered the Purchase Price herewith in full in cash or wire transfer.

Very truly yours,

Print Entity Name, if applicable

By:

Print Name:

Title:

Appendix E

FORM OF STOCKHOLDER AGREEMENT

STOCKHOLDER AGREEMENT

      THIS STOCKHOLDER AGREEMENT (“Agreement”) is entered into as of February 5, 2003, by and between certain investors (the “Investors”) in a private placement of securities of INTRABIOTICS PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), and                               (“Stockholder”).

Recitals

      A.     Stockholder is a holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of certain shares of common stock of the Company.

      B.     The Investors and the Company are entering into Preferred Stock and Warrant Purchase Agreements of even date herewith (collectively referred to as the “Purchase Agreement”) which provide (subject to the conditions set forth therein) for the issuance of shares of the Company’s Series A Convertible Preferred Stock and Warrants to purchase common stock of the Company (the “Transaction”).

      C.     In order to induce the Investors to enter into the Purchase Agreement, Stockholder is entering into this Agreement.

Agreement

      The parties to this Agreement, intending to be legally bound, agree as follows:

Section 1.	Certain Definitions.

      For purposes of this Agreement:

      (a) “Company Common Stock” shall mean the common stock, par value $.001 per share, of the Company.

      (b) Stockholder shall be deemed to “Own” or to have acquired “Ownership” of a security if Stockholder: (i) is the record owner of such security; or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

      (c) “Subject Securities” shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) Owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Stockholder acquires Ownership during the period from the date of this Agreement through the Voting Covenant Expiration Date.

      (d) “Voting Covenant Expiration Date” shall mean the earlier of the date immediately following the date of a meeting of stockholders of the Company at which the approval of the Transaction is being solicited, or the date upon which the Transaction is consummated.

Section 2.	Voting of Shares.

      Stockholder hereby agrees that, prior to the Voting Covenant Expiration Date, at any meeting of the stockholders of the Company, however called, or any adjournment thereof, unless otherwise directed in writing by the majority interest of the Investors, Stockholder shall cause the Subject Securities to be voted in favor of the Transaction and the adoption and approval of the Purchase Agreement and the terms thereof, in favor of each of the other actions contemplated by the Purchase Agreement and in favor of any action in furtherance of any of the foregoing.

Section 3.	Representations and Warranties of Stockholder.

      Stockholder hereby represents and warrants to the Investors as follows:

      3.1 Authorization, etc. Stockholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform his or its obligations hereunder. This Agreement has been duly executed and delivered by Stockholder and constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. If Stockholder is a general or limited partnership, then Stockholder is a partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized. If Stockholder is a limited liability company, then Stockholder is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized.

      3.2 No Conflicts or Consents. The execution and delivery of this Agreement by Stockholder do not, and the performance of this Agreement by Stockholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Stockholder or by which he or it or any of his or its properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other person or entity (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to, any contract to which Stockholder is a party or by which Stockholder or any of his or its affiliates or properties is or may be bound or affected.

      3.3 Accuracy of Representations. The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement, will be accurate in all respects at all times through the Voting Covenant Expiration Date.

Section 4.	Miscellaneous.

      4.1 Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary: (a) Stockholder makes no agreement or understanding herein in any capacity other than in Stockholder’s capacity as a record holder and beneficial owner of Subject Securities; (b) nothing in this Agreement shall be construed to limit or affect any action or inaction by Stockholder, or any director, officer, partner, member or employee, as applicable, of Stockholder, in either case serving on the Company’s board of directors acting in such person’s capacity as a director or fiduciary of the Company; and (c) Stockholder shall have no liability to the Investors or any of their respective affiliates under this Agreement or otherwise as a result of any action or inaction by Stockholder, or any director, officer, partner, member or employee, as applicable, of Stockholder, in either case serving on the Company’s board of directors acting in such person’s capacity as a director or fiduciary of the Company.

      4.2 Notices. Any notice or other communication required or permitted to be delivered to either party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

          if to Stockholder:

                    at the address set forth on the signature page hereof; and

          if to the Investors:

c/o Gray, Cary Ware & Freidenrich

4365 Executive Drive, Suite 1100
San Diego, CA 92121-2133
Attn: Knox Bell
Fax: (858) 677-1477

      4.3 Severability. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

      4.4 Entire Agreement. This Agreement and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon either party unless made in writing and signed by the Stockholder and a majority in interest of the Investors.

      4.5 Assignment; Binding Effect. Except as provided herein, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Agreement shall be binding upon Stockholder and his heirs, estate, executors and personal representatives and his or its successors and assigns, and shall inure to the benefit of the Investors and their successors and assigns.

      4.6 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Agreement, the Investors shall be entitled (in addition to any other remedy that may be available to them) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach.

      4.7 Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws).

      4.8 Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

      4.9 Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

      4.10 Attorneys’ Fees. If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against Stockholder, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

      IN WITNESS WHEREOF, the Investors and Stockholder have caused this Agreement to be executed as of the date first written above.

INVESTORS

By:

By:

By:

By:

STOCKHOLDER

Name:

Address:

Facsimile:

INTRABIOTICS PHARMACEUTICALS, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 3, 2003

     The undersigned hereby appoints Henry J. Fuchs, M.D. and Eric H. Bjerkholt, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of IntraBiotics Pharmaceuticals, Inc., a Delaware corporation (the Company), which the undersigned may be entitled to vote at the Special Meeting of Stockholders of the Company to be held at the offices of Cooley Godward LLP, located at 3175 Hanover Street, Palo Alto, California 94304, on Thursday, April 3, 2003 at 8:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

IMPORTANT — TO BE SIGNED AND DATED ON REVERSE SIDE

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INTRABIOTICS PHARMACEUTICALS, INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY /*/

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 1.
Proposal 1:	To approve amendments to the Company’s amended and restated certificate of incorporation to effect a reverse stock split of the Company’s Common Stock, pursuant to which any whole number of outstanding shares between, and including, eight and twelve would be combined into one share of Common Stock and to authorize the Company’s Board of Directors to select and file one such amendment.	For / /	Against / /	Abstain / /

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.
Proposal 2:	To approve and ratify the sale and issuance, in a private placement, of up to 350 shares of Series A Convertible Preferred Stock (the “Series A Stock”), and warrants to purchase approximately such number of shares of Common Stock equal to 50% of the aggregate purchase price for the Series A Stock divided by the effective conversion price of the Series A Stock.	For / /	Against / /	Abstain / /

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 3.
Proposal 3:	To approve an amendment to the Company’s 2000 Equity Incentive Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 1,900,000 shares, and to increase the maximum number of shares that may be granted to any individual in any calendar year.	For / /	Against / /	Abstain / /

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 4.
Proposal 4:	To approve an amendment to the Company’s certificate of incorporation to increase the authorized number of shares of Common Stock from 70,000,000 to 100,000,000 shares.	For / /	Against / /	Abstain / /

     Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Signature	Date	2003

Signature	Date	2003

	Date	2003

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Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.